Exhibit 10.8

TRANSFER AND SERVICING AGREEMENT

Dated as of March 10, 2006

COMPUCREDIT

CREDIT CARD MASTER NOTE BUSINESS TRUST III

among

COMPUCREDIT FUNDING CORP. III,

Transferor,

COMPUCREDIT CORPORATION,

Servicer,

COMPUCREDIT CREDIT CARD MASTER NOTE BUSINESS TRUST III,

Issuer

and

U.S. BANK NATIONAL ASSOCIATION,

Indenture Trustee

TABLE OF CONTENTS

(continued)

		Page

ARTICLE IV
COLLECTIONS AND ALLOCATIONS

Section 4.01.	Collections and Allocations	40

Section 4.02.	Shared Principal Collections	41

Section 4.03.	Additional Withdrawals from the Collection Account	41

Section 4.04.	Excess Finance Charge Collections	41

ARTICLE V
OTHER MATTERS RELATING TO EACH TRANSFEROR

Section 5.01.	Liability of each Transferor	42

Section 5.02.	Merger or Consolidation of, or Assumption of the Obligations of, a Transferor	42

Section 5.03.	Limitations on Liability of Each Transferor	43

ARTICLE VI
OTHER MATTERS RELATING TO THE SERVICER

Section 6.01.	Liability of the Servicer	44

Section 6.02.	Merger or Consolidation of, or Assumption of the Obligations of, the Servicer	44

Section 6.03.	Limitation on Liability of the Servicer and Others	44

Section 6.04.	Servicer Indemnification of the Issuer, the Owner Trustee and the Indenture Trustee	45

Section 6.05.	Resignation of the Servicer	45

Section 6.06.	Access to Certain Documentation and Information Regarding the Receivables	46

Section 6.07.	Delegation of Duties	46

Section 6.08.	Examination of Records	46

ARTICLE VII
INSOLVENCY EVENTS

Section 7.01.	Rights upon the Occurrence of an Insolvency Event	47

ARTICLE VIII
SERVICER DEFAULTS

Section 8.01.	Servicer Defaults	48

Section 8.02.	Indenture Trustee To Act; Appointment of Successor	50

Section 8.03.	Notification to Noteholders	52

TABLE OF CONTENTS

(continued)

TRANSFER AND SERVICING AGREEMENT, dated as of March 10, 2006, among COMPUCREDIT FUNDING CORP. III, a Nevada corporation, as Transferor, COMPUCREDIT CORPORATION, a Georgia corporation, as Servicer, COMPUCREDIT CREDIT CARD MASTER NOTE BUSINESS TRUST III, a Nevada business trust, as Issuer, and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Indenture Trustee.

In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties, the Noteholders and any Series Enhancer (as defined below) to the extent provided herein, in the Indenture and in any Indenture Supplement:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

“Account” shall mean each (a) Initial Account, (b) Additional Account (but only from and after the Addition Date with respect thereto), (c) Related Account, and (d) Transferred Account, but shall exclude, after the applicable removal date any Account all the Receivables in which are either: (i) Defaulted Receivables and assigned by the Issuer to the Transferor pursuant to Section 2.10, (ii) assigned by the Issuer to the Transferor pursuant to Section 2.05(c) or 2.06 or (iii) assigned by the Issuer to the Servicer pursuant to Section 3.03.

“Account Owner” shall mean Columbus Bank, First Bank & Trust, First Bank of Delaware or any other entity that is the issuer of the credit card relating to an Account pursuant to a Credit Card Agreement.

“Account Schedule” shall mean a computer file or microfiche list containing a true and complete list of Accounts, identified by bank identification number and by bank numbers and by account number and setting forth the aggregate amount of Principal Receivables outstanding in such Accounts as of (a) the Initial Cut-Off Date (for the Account Schedule delivered on the Initial Issuance Date), (b) as soon as practicable after the Determination Date immediately succeeding the related Monthly Period (for any Account Schedule relating to Automatic Additional Accounts) and (c) the Addition Cut-Off Date (for any Account Schedule relating to Supplemental Accounts).

“Addition Cut-Off Date” shall mean (a) for Supplemental Accounts, the date specified as such in the notice for the Supplemental Accounts under Section 2.09(g) and (b) for Automatic Additional Accounts, the later of the date on which such accounts are originated and the date on which such accounts are designated as Automatic Additional Accounts pursuant to Section 2.09(a).

“Addition Date” shall mean (a) with respect to Automatic Additional Accounts, the later of the date on which such accounts are created and the date on which such accounts are designated as Automatic Additional Accounts pursuant to Section 2.09(a), (b) with respect to Supplemental Accounts, the date from and after which such Supplemental Accounts are to be included as Accounts pursuant to Section 2.09(e) or (f), and (c) with respect to Participation Interests, the date from and after which such Participation Interests are to be included as part of the Transferred Assets pursuant to Section 2.09(b).

“Additional Account” shall mean each Automatic Additional Account and each Supplemental Account.

“Additional Transferor” shall have the meaning specified in Section 2.09(d).

“Adverse Effect” shall mean, with respect to any action, that such action will (a) result in the occurrence of an Early Redemption Event, a Reinvestment Event, a Default or an Event of Default or (b) materially and adversely affect the amount or timing of distributions to be made to the Noteholders or any Series Enhancer of any Series or Class pursuant to this Agreement, the Indenture or the related Indenture Supplement.

“Affiliate” shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” shall mean the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affinity Card Agreement” shall mean, as applicable, (i) the CB&T Affinity Card Agreement, (ii) the FBOD Affinity Agreement, (iii) the FB&T Affinity Agreement and (iv) any future affinity card agreement substantially in the form of the agreement specified in (i), (ii) or (iii) above, entered into by CompuCredit and an Account Owner.

“Agreement” shall mean this Transfer and Servicing Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Allocation Amount” shall mean, with respect to any Series and for any date, an amount equal to the allocation amount or adjusted allocation amount, as applicable, specified in the related Indenture Supplement.

“Appointment Date” shall have the meaning specified in Section 7.01.

“Assignment” shall have the meaning specified in Section 2.09(h).

“Authorized Newspaper” shall mean any newspaper of general circulation in the Borough of Manhattan, the City of New York, printed in the English language (and, with respect to any Series or Class, if and so long as the Notes of such Series are Bearer Notes, in such place as may be specified in the applicable Indenture Supplement) and customarily published on each business day at such place, whether or not published on Saturdays, Sundays or holidays.

“Automatic Additional Account” shall mean, subject to Section 2.09(a), each consumer revolving credit card account established pursuant to a Credit Card Agreement between an Account Owner and any Person with respect to which one or more credit cards are issued to a cardholder, which credit card account is identified by the bank identification numbers and the bank numbers specified on Schedule I as Schedule I may be amended from time to time, which account comes into existence after the Initial Cut-Off Date.

“Automatic Addition Suspension Date” shall have the meaning set forth in Section 2.09(a).

“Automatic Addition Termination Date” shall have the meaning set forth in Section 2.09(a).

“Average Principal Receivables” shall mean, for any period, an amount equal to (a) the sum of the aggregate amount of Principal Receivables at the end of each day during such period divided by (b) the number of days in such period.

“Business Day” shall mean any day other than (a) a Saturday or Sunday or (b) any other day on which banks in New York, New York, Atlanta, Georgia, Columbus, Georgia, Las Vegas, Nevada, St. Paul, Minnesota or any other city in which the principal executive offices of CompuCredit, the Transferor, the Owner Trustee, the Indenture Trustee, Columbus Bank or other Account Owner, as the case may be, are located, are authorized or obligated by law, executive order or governmental decree to be closed or (c) for purposes of any particular Series, any other day specified in the applicable Indenture Supplement.

“Cash Advance Fees” shall mean cash advance transaction fees, if any, as specified in the Credit Card Agreement applicable to each Account.

“CB&T Affinity Card Agreement” shall mean the Amended and Restated Affinity Card Agreement and Accounts Ownership and Administration Agreement dated as of December 5, 2005, among Columbus Bank, CompuCredit and CompuCredit Acquisition Corporation, as such agreement has previously been and may hereafter be amended, modified or supplemented from time to time.

“CB&T Receivables Purchase Agreement” shall mean the Receivables Purchase Agreement, dated as of May 20, 2003, between Columbus Bank and CompuCredit, as amended from time to time in accordance with the terms thereof.

“CFC” shall mean CompuCredit Funding Corp. III, a Nevada corporation, and its successors and permitted assigns.

“CFC Receivables Purchase Agreement” shall mean the Amended and Restated Receivables Purchase Agreement, dated as of March 10, 2006, between CompuCredit and CFC, as amended from time to time in accordance with the terms thereof.

“Collections” shall mean all payments by or on behalf of Obligors (including Insurance Proceeds) received in respect of the Receivables, in the form of cash, checks, wire transfers, electronic transfers, ATM transfers or any other form of payment in accordance with a Credit Card Agreement in effect from time to time and all other amounts specified by this Agreement, the Indenture or any Indenture Supplement as constituting Collections. As specified in any Participation Interest Supplement or Indenture Supplement, Collections shall include amounts received with respect to Participation Interests. All Recoveries will be treated as Collections of Finance Charge Receivables. Collections with respect to any Monthly Period shall include a portion, calculated pursuant to Section 3.03(m), of Interchange paid to the Transferor with respect to such Monthly Period, to be applied as if such amount were Collections of Finance Charge Receivables for all purposes.

“Columbus Bank” shall mean Columbus Bank and Trust Company, a state bank chartered under the laws of the State of Georgia, and its successors and permitted assigns.

“CompuCredit” shall mean CompuCredit Corporation, a Georgia corporation, and its successors and permitted assigns.

“Corporate Trust Office” shall have the meaning (a) when used in respect of the Owner Trustee, specified in the Trust Agreement and (b) when used in respect of the Indenture Trustee, specified in the Indenture.

“Credit Card Agreement” shall mean, with respect to a consumer revolving credit card account, the agreements (including any applicable truth-in-lending disclosure statements) between an Account Owner and the Obligor governing the terms and conditions of such account, as such agreements or statements may be amended, modified or otherwise changed from time to time and as distributed (including any amendments and revisions thereto) to holders of such account.

“Credit Card Guidelines” shall mean the respective policies and procedures of the Servicer or the applicable Account Owner, as such policies and procedures relate to the Accounts and as such may be amended from time to time, (a) relating to the operation of its credit card business, which generally are applicable to its portfolio of consumer revolving credit card accounts or, in the case of an Account Owner that has only a portion of its portfolio subject to a Receivables Purchase Agreement, applicable to such portion of its portfolio, and in each case which are consistent with prudent practice, including the policies and procedures for determining the creditworthiness of credit card customers and the extension of credit to credit card customers, and (b) relating to the maintenance of credit card accounts and collection of credit card receivables.

“Date of Processing” shall mean, with respect to any transaction or receipt of Collections, the date on which such transaction is first recorded on the Servicer’s computer file of consumer revolving credit card accounts (without regard to the effective date of such recordation).

“Debtor Relief Laws” shall mean (i) the United States Bankruptcy Code and (ii) all other applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization, suspension of payments, adjustment of debt, marshalling of assets or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect affecting the rights of creditors generally.

“Defaulted Amount” shall mean, with respect to any Monthly Period, an amount (which shall not be less than zero) equal to (a) the amount of Principal Receivables which became Defaulted Receivables in such Monthly Period, minus (b) the amount of any Defaulted Receivables of which either the Transferor became obligated to, or the Servicer became obligated to, accept reassignment or assignment in accordance with the terms of this Agreement during such Monthly Period (including, without duplication, Ineligible Receivables pursuant to Section 2.05); provided, however, that if an Insolvency Event occurs with respect to the Transferor, the amount of such Defaulted Receivables which are subject to reassignment to the Transferor in accordance with the terms of this Agreement shall not be added to the sum so subtracted and, if any of the events described in Section 8.01(d) occur with respect to the Servicer, the amount of such Defaulted Receivables which are subject to reassignment or assignment to the Servicer in accordance with the terms of this Agreement shall not be added to the sum so subtracted.

“Defaulted Receivables” shall mean, with respect to any Monthly Period, all Principal Receivables (i) which are charged off as uncollectible in such Monthly Period in accordance with the Credit Card Guidelines or the Servicer’s customary and usual servicing procedures for servicing consumer revolving credit card accounts; (ii) as to which any payment or part thereof remains unpaid for 180 days or more from the original due date for such Receivables; (iii) as to which the Obligor thereof is currently the debtor in a case under the United States Bankruptcy Code; or (iv) as to which the Obligor is deceased. A Principal Receivable shall become a Defaulted Receivable no later than on the day on which such Principal Receivable is recorded as charged-off on the Servicer’s computer file of consumer revolving credit card accounts.

“Deposit Date” shall mean each day on which the Servicer deposits Collections into the Collection Account.

“Determination Date” shall mean, with respect to any Series, the date specified in the applicable Indenture Supplement.

“Discount Option Date” shall mean each date on which a Discount Percentage designated by the Transferor pursuant to Section 2.12 takes effect.

“Discount Option Receivables” shall have the meaning specified in Section 2.12. The aggregate amount of Discount Option Receivables outstanding on any Date of Processing occurring on or after the Discount Option Date shall equal the sum of (a) the aggregate Discount Option Receivables at the end of the prior Date of Processing (which amount, prior to the Discount Option Date, shall be zero) plus (b) any new Discount Option Receivables created on such Date of Processing minus (c) any Discount Option Receivables Collections received on such Date of Processing. Discount Option Receivables created on any Date of Processing shall mean the product of the amount of any Principal Receivables created on such Date of Processing (without giving effect to the proviso in the definition of Principal Receivables) and the Discount Percentage.

“Discount Option Receivable Collections” shall mean on any Date of Processing occurring in any Monthly Period succeeding the Monthly Period in which the Discount Option Date occurs, the product of (a) a fraction, the numerator of which is the Discount Option Receivables and the denominator of which is the sum of the Principal Receivables and the

Discount Option Receivables, in each case (for both the numerator and the denominator) at the end of the preceding Monthly Period and (b) Collections of Principal Receivables on such Date of Processing (without giving effect to the proviso in the definition of Principal Receivables).

“Discount Percentage” shall have the meaning specified in Section 2.12.

“Distribution Date” shall mean, with respect to any Series, the date specified in the applicable Indenture Supplement.

“Document Delivery Date” shall have the meaning specified in Section 2.09(h).

“Dollars,” “$” or “U.S. $” shall mean United States dollars.

“Eligible Account” shall mean a consumer revolving credit card account owned by (i) Columbus Bank, First Bank & Trust or First Bank of Delaware, in the case of the Initial Accounts, which as of the Initial Cut-Off Date or (ii) by Columbus Bank, First Bank & Trust, First Bank of Delaware or other Account Owner, in the case of Additional Accounts which, as of the applicable Addition Cut-Off Date, in each case meets the following requirements:

(a) is a consumer revolving credit card account in existence and maintained by an Account Owner;

(b) is payable in Dollars;

(c) has an Obligor who has provided, as his or her most recent billing address, an address located in the United States or its territories or possessions or a United States military address;

(d) does not have any Receivables that are Defaulted Receivables;

(e) does not have any Receivables that have been identified by the Account Owner, the Servicer or the relevant Obligor as having been incurred as a result of fraudulent use of any related credit card;

(f) has not been identified as an Account with respect to which the related card has been lost or stolen;

(g) does not have any Receivables that give rise to any claim against any government agency, including, without limitation, the United States or any state thereof, or any agency, instrumentality, or department thereof; and

(h) has been originated in accordance with the Credit Card Guidelines.

“Eligible Receivable” shall mean each Receivable:

(a) which has arisen in an Eligible Account;

(b) which was created in compliance in all material respects with all Requirements of Law applicable to the institution which owned such Receivable at the time of its creation and pursuant to a Credit Card Agreement which complies in all material respects with all Requirements of Law applicable to the Account Owner;

(c) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable or the execution, delivery and performance by an Account Owner of the Credit Card Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect;

(d) as to which at the time of the transfer of such Receivable to the Issuer, the Transferor or the Issuer will have good and marketable title thereto and which itself is free and clear of all Liens;

(e) which has been the subject of either a valid transfer and assignment from the Transferor to the Issuer of all the Transferor’s right, title and interest therein (including any proceeds thereof), or the grant by the Transferor to the Issuer of a valid first priority perfected security interest therein (including any proceeds thereof), effective until the termination of the Issuer;

(f) which at all times will be the legal, valid and binding payment obligation of the Obligor thereon enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws or by general principles of equity (whether considered in a proceeding at law or in equity), and except as such enforceability may be limited by a right to offset, recoupment, adjustment or any other claim under 12 CFR Section 226.12(c), 12 CFR Section 226.13 (d), or the Servicemembers’ Civil Relief Act of 2003;

(g) which constitutes either an “account” or a “payment intangible” under and as defined in Article 9 of the Nevada UCC and Article 9 of the New York UCC;

(h) which, at the time of transfer to the Issuer, has not been waived or modified except as permitted in accordance with the Credit Card Guidelines and which waiver or modification is reflected in the Servicer’s computer file of consumer revolving credit card accounts;

(i) which, at the time of transfer to the Issuer, is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the Obligor, other than defenses arising out of applicable Debtor Relief Laws;

(j) as to which, at the time of transfer to the Issuer, the Account Owner shall have satisfied all of its obligations required to be satisfied by such time; and

(k) as to which, at the time of transfer to the Issuer, none of the Transferor, CompuCredit or the Account Owner, as the case may be, has taken any action which would impair, or omitted to take any action the omission of which would impair, the rights of the Issuer, any Series Enhancer or the Noteholders therein.

“Eligible Servicer” shall mean CompuCredit, the Indenture Trustee, or, if none of CompuCredit or the Indenture Trustee is acting as Servicer, an entity which, at the time of its appointment as Servicer, (a) is servicing a portfolio of consumer revolving credit card accounts, (b) is legally qualified and has the capacity to service the Accounts, (c) has demonstrated the ability to service professionally and competently a portfolio of similar accounts in accordance with high standards of skill and care, (d) is qualified to use the software that is then being used to service the Accounts or obtains the right to use or has its own software which is adequate to perform its duties under this Agreement and (e) has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter.

“Excess Finance Charge Collections” shall have the meaning specified in Section 4.05.

“FB&T Affinity Card Agreement” shall mean the Amended and Restated Affinity Card Agreement dated as of December 28, 2005, between First Bank and Trust and CompuCredit, as such agreement has previously been and may hereafter be amended, modified or supplemented from time to time.

“FBOD Affinity Card Agreement” shall mean the Affinity Card Agreement dated as of February 16, 2005, between First Bank of Delaware and CompuCredit, as such agreement has previously been and may hereafter be amended, modified or supplemented from time to time.

“FDIC” shall mean the Federal Deposit Insurance Corporation or any successor.

“Finance Charge Receivables” shall mean (A) all amounts billed to the Obligors on any Account as determined based on either (a) the actual amounts posted on the system servicing reports provided to the Servicer by Total Systems Services, Inc. or another provider of such reports, if available to the Servicer, or (b) if such actual amounts are not available to the Servicer, the amount of Finance Charge Receivables for the prior Monthly Period or other reasonable estimation method, in respect of (i) all Periodic Rate Finance Charges, (ii) Cash Advance Fees, (iii) annual membership fees and annual service charges, (iv) Late Fees, (v) Overlimit Fees, and (vi) any other fees with respect to the Accounts designated by the Transferor at any time and from time to time to be included as Finance Charge Receivables (but any such amount estimated pursuant to this clause (b) shall be reduced by the amount of all accrued Finance Charge Receivables on Defaulted Receivables for such Monthly Period) and (B) Discount Option Receivables, if any, beginning in the Monthly Period following the Monthly Period in which the Discount Option Date occurs. Finance Charge Receivables shall also include (a) the interest portion of Participation Interests as shall be determined pursuant to, and only if so provided in, the applicable Participation Interest Supplement or Indenture Supplement for any Series, (b) Interchange as calculated pursuant to the Indenture Supplement for any Series, (c) all Recoveries with respect to Receivables previously charged off as uncollectible, (d) all Collections in respect of Ineligible Receivables, and (e) all amounts paid by an Account Owner to CompuCredit and by CompuCredit to the Transferor in connection with the purchase of Receivables by such Account Owner pursuant to the applicable Affinity Agreement in respect of the Receivables arising in Accounts owned by such Account Owner. For so long as any of Columbus Bank, First Bank & Trust or First Bank of Delaware owns all or any portion of the Accounts pursuant to the applicable Affinity Agreement, Finance Charge Receivables and

Collections on all or such portion of the Accounts shall not include amounts accrued and due to any of Columbus Bank, First Bank & Trust or First Bank of Delaware in accordance with such Affinity Agreement.

“Finance Charge Shortfalls” shall have the meaning specified in Section 4.05.

“Fitch” shall mean Fitch, Inc. or its successors.

“Governmental Authority” shall mean any federal, state, local domestic or foreign governmental, regulatory or self-regulatory authority, agency, court, tribunal, commission or other regulatory or self-regulatory entity, the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Indenture” shall mean the Master Indenture, dated as of March 10, 2006, among the Issuer, the Indenture Trustee and the Servicer, as the same may be amended, supplemented or otherwise modified from time to time.

“Indenture Supplement” shall mean, with respect to any Series, the related Indenture Supplement.

“Indenture Trustee” shall mean U.S. Bank National Association in its capacity as indenture trustee under the Indenture, its successors in interest and any successor indenture trustee under the Indenture.

“Independent Director” shall have the meaning specified in Section 2.07(g)(vii).

“Ineligible Receivable” shall have the meaning specified in Section 2.05(a).

“Initial Account” shall mean each consumer revolving credit card account existing on the Initial Cut-Off Date and established pursuant to a Credit Card Agreement between an Account Owner and any Person with respect to which one or more credit cards were issued to a cardholder, which account is identified by the bank identification numbers and the bank numbers specified on Schedule I and in the computer file or microfiche list delivered to the Owner Trustee by the Transferor pursuant to Section 2.01 on the Initial Issuance Date.

“Initial Cut-Off Date” shall mean the close of business on March 8, 2006.

“Initial Issuance Date” shall mean the Closing Date of the first Series of Notes issued to the Holders.

“Insolvency Event” shall have the meaning specified in Section 7.01.

“Insurance Proceeds” shall mean any amounts received by the Servicer pursuant to any credit insurance policies covering any Obligor with respect to Receivables under such Obligor’s Account.

“Interchange” shall mean, to the extent transferred to a Transferor pursuant to a Receivables Purchase Agreement, interchange fees payable to an Account Owner (net of any interchange fees paid by such Account Owner), in its capacity as credit card issuer, through a credit card association, in connection with cardholder charges for goods or services with respect to the Accounts, as calculated pursuant to the related Indenture Supplement for any Series. Any reference in this Agreement, the Indenture or any Indenture Supplement to Interchange shall refer to only the interchange fees that are transferred by CompuCredit or an Account Owner to a Transferor pursuant to a Receivables Purchase Agreement.

“Issuer” shall mean CompuCredit Credit Card Master Note Business Trust III, a Nevada business trust.

“Late Fees” shall have the meaning specified in the Credit Card Agreement applicable to each Account for late fees or similar terms if such fees are provided for with respect to such Account.

“Lien” shall mean any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, equity interest, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, or any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment permitted by Section 3.04(b) of the Trust Agreement or Section 5.02 of, and the lien created by, this Agreement and any undivided interest in the receivables relating to the Receivables retained by an Account Owner shall not be deemed to constitute a Lien; provided further, however, that each of (i) the lien created in favor of CompuCredit under the CB&T Receivables Purchase Agreement, (ii) the lien created in favor of CFC under the CFC Receivables Purchase Agreement and (iii) the lien created in favor of the Indenture Trustee under the Indenture shall not be deemed to constitute a Lien.

“Monthly Period” shall mean, with respect to each Distribution Date, unless otherwise provided in an Indenture Supplement, the preceding calendar month; provided, however, that the initial Monthly Period with respect to any Series will commence on the Closing Date with respect to such Series.

“Monthly Servicing Fee” shall have the meaning specified in Section 3.02.

“Moody’s” shall mean Moody’s Investors Service, Inc., or its successor.

“Notices” shall have the meaning specified in Section 10.04.

“Obligor” shall mean, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof, but excluding any merchant.

“Officer’s Certificate” shall mean, unless otherwise specified in this Agreement, a certificate signed by the President, any Vice President, the Treasurer, Chief Financial Officer, or

Controller of a Transferor or the Servicer, as the case may be (or an officer holding an office with equivalent or more senior responsibilities or, in the case of the Servicer, a Servicing Officer, and, in the case of the Transferor, any executive of the Transferor designated in writing by a Vice President or more senior officer of the Transferor for this purpose).

“Opinion of Counsel” shall mean a written opinion of counsel, who may be counsel for, or an employee of, the Person providing the opinion and who shall be reasonably acceptable to the Person to whom the opinion is to be provided; provided, however, that any Tax Opinion or other opinion relating to federal income tax matters shall be an opinion of nationally recognized tax counsel.

“Overlimit Fees” shall have the meaning specified in the Credit Card Agreement applicable to each Account for overlimit fees or similar terms if such fees are provided for with respect to such Account.

“Owner Trustee” shall mean Wilmington Trust FSB, a federal savings bank, not in its individual capacity but solely as owner trustee under the Trust Agreement (unless therein otherwise specified), and any successor Owner Trustee thereunder.

“Participation Interest Supplement” shall mean a supplement to this Agreement entered into pursuant to Sections 2.09(b) and 10.01(a) in connection with the conveyance of Participation Interests to the Issuer.

“Participation Interests” shall have the meaning specified in Section 2.09(b).

“Periodic Rate Finance Charges” shall have the meaning specified in the Credit Card Agreement applicable to each Account for finance charges (due to periodic rate) or any similar term.

“Person” shall mean any person or entity, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity or organization of any nature, whether or not a legal entity.

“Principal Sharing Series” shall mean a Series that, pursuant to the Indenture Supplement therefor, is entitled to receive Shared Principal Collections.

“Principal Receivables” shall mean all Receivables other than Finance Charge Receivables or Defaulted Receivables; provided, however, that after a Discount Option Date, Principal Receivables at any time thereafter shall not include the amount of any Discount Option Receivables. Principal Receivables shall also include the principal portion of Participation Interests as shall be determined pursuant to, and only if so provided in, the applicable Participation Interest Supplement or Indenture Supplement for any Series. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day. Any Principal Receivables which the Transferor is unable to transfer as provided in Section 2.11 shall not be included in calculating the amount of Principal Receivables.

“Principal Shortfalls” shall have the meaning specified in Section 4.02.

“Receivables” shall mean, to the extent transferred to a Transferor pursuant to a Receivables Purchase Agreement, all amounts payable by Obligors on any Account from time to time to the extent such amounts have been transferred from an Account Owner to CompuCredit pursuant to a Receivables Purchase Agreement, including amounts payable for Principal Receivables and Finance Charge Receivables. Receivables which become Defaulted Receivables will cease to be included as Receivables as of the day on which they become Defaulted Receivables.

“Receivables Purchase Agreement” shall mean, as applicable, (i) the CB&T Receivables Purchase Agreement, (ii) any future receivables purchase agreement substantially in the form of the agreement specified in (i) above, entered into between CompuCredit, CFC or any Transferor and an Account Owner; provided, that (A) the Rating Agency Condition, if applicable, is satisfied with respect to such future receivables purchase agreement and (B) CompuCredit or such Transferor, as applicable, shall have delivered to the Indenture Trustee an Officer’s Certificate to the effect that such officer reasonably believes that the execution and delivery of such future receivables purchase agreement will not have an Adverse Effect, (iii) the CFC Receivables Purchase Agreement and (iv) any future receivables purchase agreement substantially in the form of the agreement specified in (iii) above, entered into between CompuCredit, CFC or any other purchaser from an Account Owner and any Transferor; provided, that (A) the Rating Agency Condition, if applicable, is satisfied with respect to such future receivables purchase agreement and (B) CompuCredit or such Transferor, as applicable, shall have delivered to the Indenture Trustee an Officer’s Certificate to the effect that such officer reasonably believes that the execution and delivery of such future receivables purchase agreement will not have an Adverse Effect.

“Recoveries” shall mean, to the extent transferred to a Transferor pursuant to a Receivables Purchase Agreement, all amounts received by the Servicer (net of out-of-pocket costs of collection) including Insurance Proceeds, with respect to Defaulted Receivables (including any related Finance Charge Receivables), including the net proceeds of any sale of such Defaulted Receivables by the Transferor or Servicer.

“Related Account” shall mean an Account with respect to which a new credit account number has been issued by the applicable Account Owner or Servicer under circumstances resulting from an error or a lost or stolen credit card and not requiring standard application and credit evaluation procedures under the Credit Card Guidelines; provided that such Related Account can be traced or identified, by reference to or by way of an Account Schedule, as an Account into which an Account has been transferred.

“Requirements of Law” shall mean, with respect to any Person, any law, treaty, rule or regulation, or determination of (or agreement with) an arbitrator or Governmental Authority (including usury laws, the Federal Truth in Lending Act and Regulation B and Regulation Z of the Board of Governors of the Federal Reserve System, the Equal Credit Opportunity Act, the Federal Fair Debt Collections Practices Act, and state laws, rules and regulations relating to consumer protection, installment sales and collections), in each case binding on that Person, and shall include the certificate of incorporation and by-laws or other organizational or governing documents of such Person.

“Reset Date” for any Series, shall have the meaning specified in the applicable Supplement.

“Restart Date” shall have the meaning specified in Section 2.09(a).

“Series Adjusted Allocation Amount” shall mean, with respect to any Series and for any Monthly Period, the Series Allocation Amount for such Series, after subtracting therefrom the excess, if any, of (a) the cumulative amount (calculated in accordance with the terms of the related Indenture Supplement) of reduction amounts, subordination of principal collections and, if applicable, covering the series default amount for any other Class of Notes of such Series or another Series allocable to the Allocation Amount for such Series as of the last day of the immediately preceding Monthly Period over (b) the aggregate reimbursement of such reduction amounts, subordination of principal collections and, if applicable, covering the series default amount for any other Class of Notes of such Series or another Series as of such day, or such other amount as may be provided in the Indenture Supplement for such Series.

“Series Allocable Defaulted Amount” shall mean, with respect to any Series and for any Monthly Period, the product of the Series Allocation Percentage and the Defaulted Amount with respect to such Monthly Period.

“Series Allocable Finance Charge Collections” shall mean, with respect to any Series and for any Monthly Period, the product of the Series Allocation Percentage and the amount of Collections of Finance Charge Receivables with respect to such Monthly Period.

“Series Allocable Principal Collections” shall mean, with respect to any Series and for any Monthly Period, the product of the Series Allocation Percentage and the amount of Collections of Principal Receivables with respect to such Monthly Period.

“Series Allocation Amount” shall have, for any Series, the meaning specified in the related Indenture Supplement.

“Series Allocation Percentage” shall mean, with respect to any Series and for any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Series Adjusted Allocation Amount plus the Series Required Transferor Amount as of the last day of the immediately preceding Monthly Period or, if later, the immediately preceding Reset Date, and the denominator of which is the sum of all Series Adjusted Allocation Amounts plus the sum of all Series Required Transferor Amounts as of such day.

“Series Required Transferor Amount” shall have the meaning, with respect to any Series, specified in the related Indenture Supplement.

“Service Transfer” shall have the meaning specified in Section 8.01.

“Servicer” shall mean CompuCredit, in its capacity as Servicer pursuant to this Agreement, and, after any Service Transfer or resignation of the Servicer pursuant to Section 6.05, the Successor Servicer.

“Servicer Default” shall have the meaning specified in Section 8.01.

“Servicing Fee” shall have the meaning specified in Section 3.02.

“Servicing Fee Rate” shall mean, with respect to any Series, the servicing fee rate specified in the related Indenture Supplement.

“Servicing Officer” shall mean any officer of the Servicer or an attorney in fact of the Servicer who in either case is involved in, or responsible for, the administration and servicing of the Receivables and whose name appears on a list of servicing officers furnished to the Owner Trustee and the Indenture Trustee by the Servicer, as such list may from time to time be amended.

“Shared Principal Collections” shall have the meaning specified in Section 4.02.

“Standard & Poor’s” shall mean Standard & Poor’s Ratings Services, or its successor.

“Successor Servicer” shall have the meaning specified in Section 8.02(a).

“Supplement” shall mean, with respect to any Series, the related Indenture Supplement, and, with respect to any Participation Interest, the related Participation Interest Supplement.

“Supplemental Account” shall mean an Account designated pursuant to Section 2.09(e) or (f).

“Termination Notice” shall have the meaning specified in Section 8.01.

“Transaction Documents” shall mean the Trust Agreement, the Receivables Purchase Agreements, this Agreement, the Indenture, the related Indenture Supplements, the Administration Agreement, the related note purchase agreements and such other documents and certificates delivered in connection therewith.

“Transfer Date” shall mean the Business Day immediately preceding each Distribution Date.

“Transfer Restriction Event” shall have the meaning specified in Section 2.11.

“Transferor” shall mean (a) CFC or its successor under this Agreement and (b) any Additional Transferors. References to “each Transferor” shall refer to each entity mentioned in the preceding sentence and references to “the Transferor” shall refer to either CFC, any Additional Transferor or all of such entities, as the case may be.

“Transferred Account” shall mean each Account (other than a Related Account) into which an Account shall be transferred; provided that such transfer was made in accordance with the Credit Card Guidelines, and further provided that such Transferred Account can be traced or identified, by reference to or by way of an Account Schedule, as an Account into which an Account has been transferred.

“Transferred Assets” shall have the meaning specified in Section 2.01(a).

“Trust Adjusted Allocation Amount” shall mean, with respect to any Monthly Period, the aggregate Series Adjusted Allocation Amounts for all outstanding Series for such Monthly Period.

“Trust Agreement” shall mean the Trust Agreement relating to the Issuer, dated as of March 10, 2006, between CFC and the Owner Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

“UCC” shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

Section 1.02. Other Definitional Provisions.

(a) All terms used herein and not otherwise defined herein shall have meanings ascribed to them in the Trust Agreement, the Indenture and, for any Series, the related Indenture Supplement, as applicable.

(b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable and as in effect on the date of this Agreement. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles in the United States, the definitions contained in this Agreement or in any such certificate or other document shall control.

(d) Except as otherwise expressly provided herein, the agreements, representations and warranties of CFC and CompuCredit in this Agreement in each of their respective capacities as Transferor and Servicer shall be deemed to be the agreements, representations and warranties of CFC and CompuCredit solely in each such capacity for so long as CFC and CompuCredit act in each such capacity under this Agreement.

(e) Any reference to each Rating Agency shall only apply to any specific rating agency if such rating agency is then rating any outstanding Series.

(f) Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date shall mean such amount at the close of business on such day.

(g) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision or subdivision of this Agreement; references to any subsection, Section, Schedule or Exhibit are references to subsections, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” means “including without limitation.”

(h) Terms used herein that are defined in the New York UCC and not otherwise defined shall have the meanings set forth in the New York UCC unless the context requires otherwise.

[END OF ARTICLE I]

ARTICLE II

CONVEYANCE OF RECEIVABLES

Section 2.01. Conveyance of Receivables. (a) For good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Transferor does hereby transfer, assign, set-over and otherwise convey to the Issuer, without recourse except as provided herein, all its right, title and interest in, to and under (i) in the case of Receivables arising in the Initial Accounts (including Transferred Accounts and Related Accounts related to such Initial Accounts), the Receivables existing at the close of business on the Initial Cut-Off Date, and thereafter created from time to time in the Initial Accounts until the termination of the Issuer, (ii) in the case of Receivables arising in the Additional Accounts (including Transferred Accounts and Related Accounts related to such Additional Accounts), the Receivables existing at the close of business on the applicable Addition Cut-Off Date, and thereafter created from time to time until the termination of the Issuer, (iii) all Interchange allocable to the Issuer as provided herein, all Insurance Proceeds and all Recoveries, (iv) all rights to payment and amounts due or to become due with respect to all of the foregoing, (v) all rights, remedies, powers, privileges and claims of the Transferor under or with respect to the Receivables Purchase Agreements (whether arising pursuant to the terms of the Receivables Purchase Agreements or otherwise available to the Transferor at law or in equity), including, without limitation, the rights of the Transferor to enforce the Receivables Purchase Agreements and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Receivables Purchase Agreements to the same extent as the Transferor could but for the assignment and security interest granted to the Issuer, (vi) all amounts received or receivable with respect to any of the foregoing and (vii) all proceeds (including “proceeds” as defined in the UCC) thereof (such property, collectively, the “Transferred Assets”). The Transferred Assets shall include, as applicable, the Participation Interests and any property conveyed to the Issuer pursuant to any Participation Interest Supplement. The foregoing does not constitute and is not intended to result in the creation or assumption by the Issuer, the Owner Trustee (as such or in its individual capacity), the Indenture Trustee, any Noteholder or any Series Enhancer of any obligation of Columbus Bank or other Account Owner or the Transferor, any Additional Transferor, the Servicer or any other Person in connection with the Accounts, the Receivables or the Participation Interests or under any agreement or instrument relating thereto, including any obligations to Obligors, merchant banks, merchants’ clearance systems, credit card associations or insurers. The Obligors shall not be notified of the transfer, assignment, set-over and conveyance of the Receivables to the Issuer.

(b) In consideration for the conveyance and transfer of the Transferred Assets hereunder, the Issuer hereby agrees to pay to the Transferor the net proceeds received from the issuance of each Series of Notes.

(c) Each Transferor shall authorize, record and file, at its own expense, financing statements (and amendments to financing statements when applicable) with respect to the Receivables and other Transferred Assets conveyed by such Transferor meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection of, the transfer and assignment of its interest in such Receivables and the other Transferred Assets to the Issuer, and deliver a file stamped copy of each such financing statement or other evidence of such filing (which can include telephonic confirmation) to the Owner Trustee on or prior to (A) the Initial Issuance Date, in the case of the Initial Accounts, (B) the Automatic Addition Termination Date, any Automatic Addition Suspension Date and any Restart Date, in the case of Automatic Additional Accounts and (C) the applicable Addition Date, in the case of Supplemental Accounts and, in the case of amendments to financing statements, as soon as practicable after receipt thereof by the Transferor. The Owner Trustee shall be under no obligation whatsoever to file such financing statements or amendments to financing statements or to make any other filing under the UCC in connection with such transfer and assignment.

(d) Each Transferor shall, at its own expense, (i) on or prior to (A) the Initial Issuance Date, in the case of the Initial Accounts, (B) (x) the later of the date of creation of accounts and the date of designation of accounts, in the case of Automatic Additional Accounts and (y) any Automatic Addition Termination Date, any Automatic Addition Suspension Date, or any Restart Date, in the case of the Automatic Additional Accounts, and (C) the applicable Addition Date, in the case of Supplemental Accounts, indicate in its books and records (including the appropriate computer files) that Receivables and the other Transferred Assets have been conveyed to the Issuer pursuant to this Agreement and (ii) on or prior to each such date referred to in clause (i), deliver to the Issuer an Account Schedule (provided that such Account Schedule shall be provided in respect of Automatic Additional Accounts as soon as practicable after the Determination Date immediately succeeding the related Monthly Period during which their respective Addition Dates occur), specifying for each such Account as of the Initial Cut-Off Date, Addition Cut-Off Date, Automatic Addition Termination Date or Automatic Addition Suspension Date, as applicable, its account number, bank identification number, bank number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account. Once the books and records (including the appropriate computer files) referenced in clause (i) of this paragraph have been indicated with respect to any Account, each Transferor shall not alter such indication during the remaining term of this Agreement, other than pursuant to Section 2.10 with respect to Defaulted Receivables, unless and until (x) a Restart Date has occurred on which the Transferor resumes the inclusion of Automatic Additional Accounts as Accounts or (y) the Transferor shall have delivered to the Issuer and the Indenture Trustee at least thirty (30) days’ prior written notice of its intention to do so and has taken such action as is necessary or advisable to cause the interest of the Issuer in the Receivables and the other Transferred Assets to continue to be perfected and of first priority, and has delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel to such effect.

(e) The balance of all Receivables included in any Account which has a bank number other than those bank numbers identified on the Account Schedule will be treated for purposes of this Agreement, the Indenture and each Indenture Supplement as “zero.”

(f) In the event that it is determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, this Agreement shall constitute a security agreement under applicable law, and each Transferor hereby grants to the Issuer a first priority perfected security interest in all of such Transferor’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables and the other Transferred Assets conveyed by such Transferor, and all proceeds thereof, to secure its obligations hereunder.

Section 2.02. Acceptance by Issuer.

(a) The Issuer hereby acknowledges its acceptance of all right, title and interest to the Transferred Assets conveyed to the Issuer pursuant to Section 2.01. The Issuer further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Transferor delivered to it the Account Schedule relating to the Initial Accounts described in paragraph (d) of Section 2.01.

(b) The Owner Trustee and the Issuer each shall not disclose to any Person any of the account numbers or other information contained in any other Account Schedule delivered to the Owner Trustee or the Issuer, from time to time, except (i) to a Successor Servicer or as required by a Requirement of Law applicable to the Owner Trustee or the Issuer, (ii) in connection with the performance of the Owner Trustee’s or the Issuer’s duties hereunder, (iii) to the Indenture Trustee in connection with its duties in enforcing the rights of Noteholders and Series Enhancers or (iv) to bona fide creditors or potential creditors of any Account Owner, CompuCredit or any Transferor or the Issuer for the limited purpose of enabling any such creditor to identify applicable Receivables or Accounts subject to this Agreement, the Receivables Purchase Agreements or the Indenture. The Owner Trustee and the Issuer each shall take such measures as shall be reasonably requested by any Transferor to protect and maintain the security and confidentiality of such information and, in connection therewith, shall allow each Transferor or its duly authorized representatives to inspect the Owner Trustee’s security and confidentiality arrangements as they specifically relate to the administration of the Issuer from time to time during normal business hours upon prior written notice. The Owner Trustee and the Issuer shall provide the applicable Transferor with notice five (5) Business Days prior to disclosure of any information of the type described in this Section 2.02(b).

(c) The Owner Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Issuer other than as contemplated in the Trust Agreement, the Administration Agreement, this Agreement and the Indenture and the Indenture Supplements.

Section 2.03. Representations and Warranties of Each Transferor Relating to Such Transferor. Each Transferor hereby severally represents and warrants to the Servicer and the Issuer (and agrees that the Owner Trustee and the Indenture Trustee may conclusively rely on each such representation and warranty in accepting the Receivables and the other Transferred Assets and in accepting the Trust Estate and authenticating the Notes, as the case may be), as of the Initial Issuance Date and each subsequent Closing Date (but only if, in either case, it was a Transferor on such date) that:

(a) Organization and Good Standing. Such Transferor is a corporation or limited liability company validly existing under the laws of the jurisdiction of its organization or incorporation and has, in all material respects, full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement, the Trust Agreement, any Receivables Purchase Agreement to which it is a party and each applicable Participation Interest Supplement.

(b) Due Qualification. Such Transferor is duly qualified to do business and is in good standing as a foreign corporation or limited liability company and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have an Adverse Effect.

(c) Due Authorization. The execution and delivery of this Agreement, any Transaction Document to which it is a party and each applicable Participation Interest Supplement by such Transferor and the consummation by such Transferor of the transactions provided for in this Agreement, the Trust Agreement, each Receivables Purchase Agreement to which it is a party and each applicable Participation Interest Supplement have been duly authorized by such Transferor by all necessary action on the part of such Transferor.

(d) No Conflict. The execution and delivery by such Transferor of this Agreement, the Trust Agreement, each Receivables Purchase Agreement to which it is a party and each applicable Participation Interest Supplement, and the performance by such Transferor of the transactions contemplated by this Agreement, the Trust Agreement, any Receivables Purchase Agreement to which it is a party and each applicable Participation Interest Supplement and the fulfillment by such Transferor of the terms hereof and thereof applicable to such Transferor, will not conflict with or violate the organizational documents of the Transferor or any Requirements of Law applicable to such Transferor or conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which such Transferor is a party or by which it or its properties are bound.

(e) No Proceedings. There are no Proceedings or investigations pending or, to the best knowledge of such Transferor, threatened, against such Transferor before any Governmental Authority (i) asserting the invalidity of this Agreement, the Trust Agreement, any Receivables Purchase Agreement to which it is a party, or any applicable Participation Interest Supplement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, the Trust Agreement, any Receivables Purchase Agreement to which it is a party, or any applicable Participation Interest Supplement, (iii) seeking any determination or ruling that, in the reasonable judgment of such Transferor, would materially and adversely affect the performance by such Transferor of its obligations under this Agreement, the Trust Agreement, any Receivables Purchase Agreement to which it is a party, or any applicable Participation Interest Supplement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, the Trust Agreement, any Receivables Purchase Agreement to which it is a party, or any applicable Participation Interest Supplement or (v) seeking to affect adversely the income or franchise tax attributes of the Issuer under the United States Federal or any state income or franchise tax systems.

(f) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by such Transferor in connection with the execution and delivery by such Transferor of this Agreement, the Trust Agreement, any Receivables Purchase Agreement to which it is a party, and each applicable Participation Interest Supplement and the performance of the transactions contemplated by this Agreement, the Trust Agreement, any Receivables Purchase Agreement to which it is a party, and each applicable Participation Interest Supplement by such Transferor have been duly obtained, effected or given and are in full force and effect.

Section 2.04. Representations and Warranties of each Transferor Relating to this Agreement and any Participation Interest Supplement and the Receivables.

(a) Representations and Warranties. Each Transferor hereby severally represents and warrants to the Servicer and the Issuer as of the Initial Issuance Date and each subsequent Closing Date (but only if, in either case, it was a Transferor on such date) and with respect to clauses (vi) and (vii) below, on each Addition Date that:

(i) this Agreement, the Trust Agreement, any Receivables Purchase Agreement to which it is a party, each applicable Participation Interest Supplement to which it is a party and, in the case of Supplemental Accounts, the related Assignment, each constitutes a legal, valid and binding obligation of such Transferor enforceable against such Transferor in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws or general principles of equity;

(ii) if such Transferor was a Transferor on the Initial Issuance Date, as of the Initial Issuance Date with respect to the Initial Accounts (and the Receivables arising thereunder), the Account Schedule provided to the Issuer by such Transferor, as supplemented to such date, is an accurate and complete listing in all material respects of all the Accounts the Receivables in which were transferred by such Transferor as of the Initial Issuance Date, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Initial Cut-Off Date;

(iii) on the date each Receivable is conveyed to the Issuer by such Transferor, such Receivable has been conveyed to the Issuer free and clear of any Lien;

(iv) all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the conveyance of Receivables to the Issuer have been duly obtained, effected or given and are in full force and effect, and in the case of each Supplemental Account, satisfies the conditions set forth in Section 2.09(g);

(v) either this Agreement or, in the case of Supplemental Accounts, the related Assignment, constitutes a valid transfer and assignment to the Issuer of all right, title and interest of such Transferor in the related Transferred Assets conveyed to the Issuer by such Transferor or, if this Agreement or, in the case of Supplemental Accounts, the related Assignment does not constitute a transfer and assignment of such property, it constitutes a grant of a first priority perfected security interest in such Transferred Assets to the Issuer, which, in the case of existing Receivables, and Participation Interests, is enforceable upon execution and delivery of this Agreement, and which will be enforceable with respect to such Receivables hereafter created and the proceeds thereof upon such creation. Upon the filing of the financing statements and, in the case of Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Issuer shall have a first priority perfected security or ownership interest in such property and proceeds;

(vi) on the Initial Cut-Off Date, with respect to each Initial Account, and on each Addition Cut-Off Date, with respect to each Additional Account, the Receivables in which have been transferred to the Issuer by such Transferor, each such Account is an Eligible Account and, in the case of each Automatic Additional Account, satisfies the conditions set forth in Section 2.09, as applicable, and in the case of each Supplemental Account, satisfies the conditions set forth in Section 2.09(g);

(vii) on the Initial Cut-Off Date, with respect to each Initial Account, and on the applicable Addition Date with respect to the Additional Accounts, each Receivable contained in such Account on such applicable date and conveyed to the Issuer by such Transferor is an Eligible Receivable;

(viii) as of the date of the creation of any new Receivable transferred to the Issuer by such Transferor, such Receivable is an Eligible Receivable; and

(ix) no selection procedures believed by such Transferor to be materially adverse to the interests of the Issuer or the Noteholders have been used in selecting such Accounts specified in a Receivables Purchase Agreement with such Transferor.

(b) Notice of Breach. The representations and warranties set forth in Section 2.03, this Section 2.04 and Section 2.09(c) shall survive the transfers and assignments of the Receivables to the Issuer, the grant of a security interest in the Receivables to the Indenture Trustee pursuant to the Indenture, and the issuance of the Notes. Upon discovery by any Transferor, the Servicer or the Owner Trustee of a breach of any of the representations and warranties set forth in Section 2.03, this Section 2.04 or Section 2.09(c), the party discovering such breach shall give notice to the other parties and to the Indenture Trustee within three (3) Business Days following such discovery; provided that the failure to give notice within three (3) Business Days does not preclude subsequent notice.

Section 2.05. Treatment of Ineligible Receivables.

(a) Reassignment of Receivables. In the event that (i) any representation or warranty contained in Sections 2.04(a)(ii), (iv), (v), (vi), (vii), (viii) or (ix) is not true and correct in any material respect as of the date specified therein with respect to any Receivable or the related Account and such breach results in such Receivable in the related Account becoming a Defaulted Receivable or the Issuer’s rights in, to or under the Receivable or its proceeds becoming impaired or the proceeds of such Receivable not being available for any other reason to the Issuer free and clear of any Lien, unless cured within sixty (60) days (or such longer period, not in excess of one hundred twenty (120) days, as may be agreed in writing to by the Indenture Trustee and the Servicer) after the earlier to occur of the discovery thereof by the Transferor which conveyed such Receivables to the Issuer or receipt by such Transferor of written notice thereof given by the Owner Trustee, the Indenture Trustee or the Servicer, (ii) a Receivable is not an Eligible Receivable because of the failure to satisfy the conditions set forth in clause (d) or (e) of the definition of “Eligible Receivable” or (iii) it is so provided in Section 2.07(a) with respect to any Receivables conveyed to the Issuer by such Transferor, then in each such case such Receivable shall be designated ineligible (as such, an “Ineligible Receivable”) and (A) shall be assigned a principal balance of zero for the purpose of determining the aggregate amount of Principal Receivables on any day and (B) at the option of such Transferor the Issuer’s interest in such Ineligible Receivables shall be reassigned to such Transferor on the terms and conditions set forth in paragraph (c) below; provided that such Receivables pursuant to clause (i) will not be deemed to be Ineligible Receivables but will be deemed Eligible Receivables and such Principal Receivables shall be included in determining the aggregate Principal Receivables in the Issuer if, on any day prior to the end of such sixty-day or longer period, (x) either (1) in the case of an event described in clause (i), the relevant representation and warranty shall be true and correct in all material respects as if made on such day or (2) in the case of an event described in clauses (ii) and (iii), the circumstances causing such Receivable to become an Ineligible Receivable shall no longer exist and (y) such Transferor shall have delivered an Officer’s Certificate to the Issuer and the Indenture Trustee describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct.

(b) Maintaining Required Transferor Amount. On and after the date of its designation as an Ineligible Receivable, each Ineligible Receivable shall not be included in determining the aggregate amount of Principal Receivables used to calculate the Transferor Amount or the allocation percentages applicable to any Series. If, immediately following the exclusion of such Principal Receivables from the calculation of the Transferor Amount, the Transferor Amount would be less than the Required Transferor Amount, the applicable Transferor shall pay to the Indenture Trustee for deposit into the Special Funding Account in immediately available funds prior to the fifth (5th) succeeding Business Day an amount equal to the amount by which the Transferor Amount would be less than the Required Transferor Amount (up to the amount of such excluded Principal Receivables) and provide to the Indenture Trustee written notice of such amount. The payment of such amount in immediately available funds shall otherwise be considered payment in full of all of the Ineligible Receivables.

The obligation of a Transferor to make the payments, if any, required to be made to the Issuer for deposit in the Special Funding Account as provided in this Section, shall constitute the sole remedy respecting the event giving rise to such obligation available to the Issuer, the Noteholders, the Indenture Trustee on behalf of the Noteholders or any Series Enhancer.

(c) Price of Reassignment. Upon a Transferor’s written notice to the Owner Trustee that such Transferor has exercised its option to cause reassignment of any Ineligible Receivable, the Issuer shall automatically at the time of receipt of such notice and without further action on the part of the Issuer or the Owner Trustee transfer, assign, set over and otherwise convey to such Transferor, without recourse, representation or warranty, all the right, title and interest of the Issuer in and to such Ineligible Receivable, all Interchange and Recoveries related thereto, all monies and amounts due or to become due and all proceeds thereof and such reassigned Ineligible Receivable shall be treated by the Issuer as collected in full as of the date on which it was transferred. Notwithstanding any other provision of this Section 2.05(c), a reassignment of an Ineligible Receivable in excess of the amount that would cause the Transferor Amount to be less than the Required Transferor Amount shall not occur if the applicable Transferor fails to make any payment required by Section 2.05(b) with respect to such Ineligible Receivable. The Issuer shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested and provided by the applicable Transferor to effect the conveyance of such Ineligible Receivables pursuant to this Section 2.05(c), but only upon receipt of an Officer’s Certificate from such Transferor that states that all conditions set forth in this Section 2.05 have been satisfied.

Section 2.06. Reassignment of Trust Portfolio. In the event any representation or warranty of a Transferor set forth in Section 2.03(a) or (c) or Section 2.04(a)(i) is not true and correct in any material respect and such breach has a material adverse effect, of which written notice has been given to the Indenture Trustee by the Servicer, on the Receivables or Participation Interests conveyed to the Issuer by such Transferor or the availability of the proceeds thereof to the Issuer, then the Indenture Trustee, by notice then given to such Transferor and the Servicer, may direct such Transferor to accept a reassignment of the Receivables and any Participation Interests conveyed to the Issuer by such Transferor if such breach and any material adverse effect caused by such breach are not cured within sixty (60) days of such notice (or within such longer period, as specified by the Issuer, not in excess of one hundred twenty (120) days), and upon those conditions such Transferor shall be obligated to accept such reassignment on the terms set forth below; provided, however, that such Receivables and Participation Interests will not be reassigned to such Transferor if, on any day prior to the end of such sixty-day or longer period (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) such Transferor shall have delivered to the Owner Trustee and the Indenture Trustee an Officer’s Certificate describing the nature of such breach and the manner in which the relevant representation and warranty has become true and correct.

The applicable Transferor shall pay to the Issuer for deposit in the Collection Account in immediately available funds not later than 11:00 a.m., New York City time, on the fifth (5th ) Business Day after the day on which such reassignment obligation arises, in payment for such reassignment, an amount equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Indenture Supplement. If the Indenture Trustee gives notice directing the applicable Transferor to accept a reassignment of the Receivables and Participation Interests as provided above, the obligation of such Transferor to accept such reassignment pursuant to this Section 2.06 and to make the payment required to be made to the Issuer for deposit in the Collection Account as provided in the first sentence of this paragraph shall constitute the sole remedy respecting an event of the type specified in the first sentence of this Section 2.06 available to the Issuer, the Noteholders, the Indenture Trustee on behalf of the Noteholders, or any Series Enhancer. Upon the making of the required payment by the applicable Transferor, the Issuer shall automatically and without further action transfer, assign, set-over and otherwise convey to the applicable Transferor, without recourse, representation or warranty, all the right, title and interest of the Issuer in and to the applicable Receivables and the applicable Participation Interests, all related Interchange, Insurance Proceeds, and Recoveries allocable to the Issuer, and all monies and amounts due or to become due with respect thereto and all proceeds thereof. The Issuer shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the applicable Transferor to effect the conveyance of such property pursuant to this Section, but only upon receipt of an Officer’s Certificate from such Transferor that states that all conditions set forth in this Section have been satisfied.

Section 2.07. Covenants of each Transferor. Each Transferor hereby severally covenants to the Issuer and the Servicer, that:

(a) Receivables Not To Be Evidenced by Instruments or Chattel Paper. Except in connection with its enforcement or collection of an Account, such Transferor will take no action to cause any Receivable conveyed by it to the Issuer to be evidenced by any instrument or chattel paper (each as defined in the UCC) and if any such Receivable is so evidenced as a result of any action of the Transferor it shall be deemed to be an Ineligible Receivable in accordance with Section 2.05(a) and shall be treated in accordance with Section 2.05(b).

(b) Security Interests. Except for the conveyances hereunder, such Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien arising through or under such Transferor on, any Receivable or Participation Interest conveyed by it to the Issuer, whether now existing or hereafter created, or any interest therein, and such Transferor shall defend the right, title and interest of the Issuer and the Indenture Trustee in, to and under the Receivables and any Participation Interest conveyed by it to the Issuer, whether now existing or hereafter created, against all claims of third parties claiming through or under such Transferor.

(c) Transferor Certificates. Except for the conveyances hereunder, and except in connection with any transaction permitted by Section 5.02 and as provided in Section 2.09(d) of this Agreement or Section 2.10 of the Indenture or conveyances with respect to which the Rating Agency Condition shall have been satisfied and a Tax Opinion shall have been delivered, each Transferor agrees not to transfer, sell, assign, exchange, or otherwise convey or pledge, hypothecate, rehypothecate, participate, or otherwise grant a security interest in the Transferor’s interest represented by the Transferor Certificates and any such attempted transfer, sale, assignment, exchange, conveyance, pledge, hypothecation, rehypothecation, participation, or grant shall be void.

(d) Delivery of Collections or Recoveries. In the event that such Transferor receives Collections or Recoveries, such Transferor agrees to turn over to the Servicer all such Collections and Recoveries as soon as practicable after receipt thereof, but in no event later than two (2) Business Days after receipt.

(e) Notice of Liens. Such Transferor shall notify the Owner Trustee, the Indenture Trustee and each Series Enhancer promptly after becoming aware of any Lien arising through or under it on any Receivable or Participation Interest conveyed by it to the Issuer other than the conveyances hereunder and under the applicable Receivables Purchase Agreements and the Indenture.

(f) Amendment of the Certificate of Incorporation. Such Transferor will not amend in any material respect its certificate of incorporation, certificate of formation or other organizational documents without providing the Rating Agency, to the extent applicable, with notice no later than the fifth (5th) Business Day prior to such amendment (unless the right to such notice is waived by the Rating Agency) and satisfying the Rating Agency Condition; provided, however, that the Rating Agency Condition need not be satisfied if such Transferor ceases to be a Transferor on or before the date that such amendment becomes effective.

(g) Separate Corporate Existence. Such Transferor shall:

(i) Maintain in full effect its existence, rights and franchises as a limited liability company or corporation under the laws of the state of its organization or incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Trust Agreement and any Receivables Purchase Agreement to which it is a party and each other instrument or agreement necessary or appropriate to proper administration hereof and to permit and effectuate the transactions contemplated hereby.

(ii) Except as provided herein, maintain its own deposit accounts, separate from those of any Affiliate of such Transferor, with commercial banking institutions. The funds of such Transferor will not be diverted to any other Person or for other than the corporate use of such Transferor, and, except as may be expressly permitted by this Agreement or any Receivables Purchase Agreement to which it is a party, the funds of such Transferor shall not be commingled with those of any Affiliate of such Transferor or any other Person.

(iii) Ensure that, to the extent that it shares the same officers or other employees as any of its partners, members, managers, stockholders or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

(iv) Ensure that, to the extent that it jointly contracts with any of its partners, members, managers, stockholders or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that such Transferor contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between such Transferor and any of its partners, members, managers, stockholders or Affiliates shall be only on an arm’s-length basis and shall receive the approval of such Transferor’s Board of Directors, partners, members, managers or other governing body including at least one Independent Director (defined below).

(v) Maintain a principal executive and administrative office through which its business is conducted and a telephone number separate from those of its members, stockholders and Affiliates (other than Affiliates that are special purpose bankruptcy remote entities). To the extent that such Transferor and any of its members, stockholders or Affiliates (other than special purpose bankruptcy remote entities) have offices in contiguous space, there shall be fair and appropriate allocation of overhead costs (including rent) among them, and each such entity shall bear its fair share of such expenses.

(vi) Conduct its affairs strictly in accordance with its certificate of incorporation or other certificate of formation, as the case may be, and observe all necessary, appropriate and customary corporate formalities (or such formalities appropriate to the entity), including, but not limited to, holding all regular and special stockholders’ and directors’ or partners’, members’ or managers’, as the case may be, meetings appropriate to authorize all corporate or entity action, keeping separate and accurate minutes of such meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts. Regular stockholders’ or other owners’ and directors’, partners’, members’ or managers’, as the case may be, meetings shall be held at least annually.

(vii) Ensure that its board of directors or other governing body shall at all times include at least one Independent Director (for purposes hereof, “Independent Director” shall mean any member of the board of directors or partner, member or manager, as the case may be, of such Transferor that is not and has not at any time been (x) an officer, agent, advisor, consultant, attorney, accountant, employee or shareholder of any Affiliate of such Transferor which Affiliate is not a special purpose bankruptcy remote entity, (y) a director of any Affiliate of such Transferor other than an independent director of any Affiliate which is a special purpose bankruptcy remote entity or (z) a member of the immediate family of any of the foregoing).

(viii) Ensure that decisions with respect to its business and daily operations shall be independently made by such Transferor (although the officer making any particular decision may also be an officer, partner, member, manager or director of an Affiliate of such Transferor) and shall not be dictated by an Affiliate of such Transferor.

(ix) Act solely in its own corporate or entity name and through its own authorized officers, partners, members, managers and agents, and no Affiliate of such Transferor shall be appointed to act as agent of such Transferor. Such Transferor shall at all times use its own stationery and business forms and describe itself as a separate legal entity.

(x) Ensure that no Affiliate of such Transferor shall advance funds to such Transferor, and no Affiliate of such Transferor will otherwise guaranty debts of such Transferor.

(xi) Other than organizational expenses and as expressly provided herein, pay all expenses, indebtedness and other obligations incurred by it with its own funds.

(xii) Except as contemplated by the Transaction Documents, not enter into any guaranty, or otherwise become liable, with respect to or hold its assets or creditworthiness out as being available for the payment of any obligation of any Affiliate of such Transferor or of any other Person nor shall such Transferor make any loans to, or incur any indebtedness in respect of, any Person.

(xiii) Ensure that any financial reports required of such Transferor shall comply with generally accepted accounting principles and shall be issued separately from, but may be consolidated with, any reports prepared for any of its Affiliates; provided, that any such consolidated reports shall indicate that the Transferor is a separate legal entity and that the assets of the Transferor are not available to the creditors of any Affiliate of the Transferor.

(xiv) Ensure that at all times it is adequately capitalized to engage in the transactions contemplated in its certificate of incorporation or other organizational documents.

(h) Interchange. On each Transfer Date, not later than 11:00 a.m., New York City time, the Transferor shall deposit, or cause to be deposited into the Collection Account, in immediately available funds, the amount of Interchange (if any, as calculated pursuant to Section 3.03(m)) to be so included as Collections of Finance Charge Receivables with respect to such Monthly Period.

(i) Amendments to Receivables Purchase Agreements. Each Transferor further covenants that it will not enter into any amendments to a Receivables Purchase Agreement or enter into a new Receivables Purchase Agreement, in each case, that would have an Adverse Effect unless the Rating Agency Condition has been satisfied.

(j) Taxes. The Transferor shall pay out of its own funds, without reimbursement, the costs and expenses relating to any stamp, documentary, excise, property (whether on real, personal or intangible property) or any similar tax levied on the Issuer or the Issuer’s assets that are not expressly stated in this Agreement to be payable by the Issuer (other than federal, state, local and foreign income and franchise taxes, if any, or any interest or penalties with respect thereto, assessed on the Issuer).

Section 2.08. Covenants of each Transferor with Respect to the Applicable Receivables Purchase Agreements. Each Transferor, in its capacity as purchaser of Receivables pursuant to a Receivables Purchase Agreement, hereby covenants that such Transferor will at all times enforce the covenants and agreements of the seller in such Receivables Purchase Agreement, including covenants to the effect that covenants will be enforced by the seller against an Account Owner under the Receivables Purchase Agreement that the seller has with such Account Owner including any covenant that all aspects of such Account Owner’s credit card program, all terms of the relevant Accounts and the applicable Credit Card Agreements, and all solicitation materials and other related documents, materials and agreements supplied or communicated in any form to the cardholders, prospective cardholders or others in connection with such credit card program comply in all material respects with applicable law and regulations.

Section 2.09. Addition of Accounts.

(a) Automatic Additional Accounts. Automatic Additional Accounts shall be included as Accounts from and after the later of the date upon which they are created and the date on which they are designated as Automatic Additional Accounts, and all Receivables in Automatic Additional Accounts, whether such Receivables are then existing or thereafter created, shall be transferred automatically to the Issuer upon the later of the date of their creation and the date on which the Automatic Additional Accounts in which such Receivables arise are designated pursuant to this Section 2.09(a). For all purposes of this Agreement, all receivables relating to Automatic Additional Accounts shall be treated as Receivables upon the later of the date of their creation and the date on which the Automatic Additional Accounts in which such Receivables arise are designated pursuant to this Section 2.09(a) and shall be subject to the eligibility criteria specified in the definitions of “Eligible Receivable” and “Eligible Account.” The Transferor may elect at any time to terminate the inclusion in Accounts of new accounts which would otherwise be Automatic Additional Accounts as of any Business Day (the “Automatic Addition Termination Date”), or suspend any such inclusion as of any Business Day (an “Automatic Addition Suspension Date”) until a date to be notified in writing by the Transferor to the Owner Trustee and Indenture Trustee (the “Restart Date”) by delivering to the Owner Trustee, the Indenture Trustee, the Servicer and each Rating Agency written notice of such election at least ten (10) days prior to such Automatic Addition Termination Date, Automatic Addition Suspension Date or Restart Date, as the case may be. Promptly after any Automatic Addition Termination Date, Automatic Addition Suspension Date or Restart Date, the Transferor shall file at its own expense, an amendment to the financing statements referred to in Section 2.01 to specify the accounts then subject to this Agreement (which specification may incorporate an Account Schedule by reference) and, except in connection with any such filing made after a Restart Date, release any security interest in any Receivables or related Transferred Assets in credit card accounts that would otherwise have been Automatic Additional Accounts created after the Automatic Addition Termination Date or Automatic Addition Suspension Date.

(b) Participation Interests. In lieu of, or in addition to, causing the designation of the Supplemental Accounts referred to in clauses (e) and (f) below, the Transferor may (but shall not be required), subject to paragraph (c) below, convey to the Issuer participations (including 100% participations) representing undivided interests in a pool of assets primarily consisting of consumer revolving credit card receivables and any interests in any of the foregoing, including securities representing or backed by such receivables and collections, together with all earnings, revenue, dividends, distributions, income, issues and profits thereon (“Participation Interests”). Receivables shall not be treated as a Participation Interest for purposes of this Agreement. The conveyance of Participation Interests to the Issuer pursuant to this paragraph (b) shall be effected by a Participation Interest Supplement, dated the applicable Addition Date and entered into pursuant to Section 10.01(a).

(c) Representations and Warranties. Each Transferor conveying Automatic Additional Accounts or Participation Interests hereby represents and warrants to the Issuer, the Owner Trustee and the Indenture Trustee as of the related Addition Date that:

(i) no Insolvency Event with respect to any Account Owner, as applicable, CompuCredit or the Transferor has occurred nor has the transfer to the Issuer of the Receivables arising in the applicable Automatic Additional Accounts or of the applicable Participation Interests been made in contemplation of the occurrence thereof;

(ii) the transfer to the Issuer of the Receivables arising in the applicable Automatic Additional Accounts or of the applicable Participation Interests will not result in an Adverse Effect;

(iii) each applicable Automatic Additional Account is an Eligible Account as of the related Addition Cut-off Date; and

(iv) to the extent required by Section 4.01, such Transferor shall have deposited in the Collection Account all Collections with respect to such Supplemental Accounts since the related Addition Cut-Off Date.

(d) Additional Transferors. The Transferor may designate Affiliates of the Transferor to be included as Transferors (each, an “Additional Transferor”) under this Agreement in an amendment hereto pursuant to Section 10.01(a) and, in connection with such designation, the Transferor shall surrender the Transferor Certificate to the Owner Trustee in exchange for a newly issued Transferor Certificate modified to reflect such Additional Transferor’s interest in the Transferred Assets of the Issuer represented by the Transferor Certificate as provided in the Trust Agreement; provided, however, that, if the provisions of Section 3.04 of the Trust Agreement are not otherwise applicable, prior to any such designation and exchange the conditions set forth in clauses (iii) and (v) of Section 3.04(b) of the Trust Agreement shall have been satisfied with respect thereto (as applied with respect to an issuance of a Supplemental Certificate).

(e) Required Supplemental Additions. Except as otherwise provided in Section 2.05(b) and Section 3.07(a), if, (i) during any period of thirty consecutive days, the Transferor Amount is less than the Required Transferor Amount for that period, the Transferor shall cause to be designated additional Eligible Accounts to be included as Accounts in a sufficient amount (or such lesser amount as shall represent all Eligible Accounts constituting consumer revolving credit card accounts then available to the Transferor under the Receivables Purchase Agreements) such that the average of the Transferor Amount as a percentage of the Average Principal Receivables for such 30-day period, computed by assuming that the amount of the Principal Receivables of such additional Accounts shall be deemed to be outstanding in the Trust Estate during each day of such 30-day period, is at least equal to the Required Transferor Amount, or (ii) on the last Business Day of any Monthly Period, the aggregate amount of Principal Receivables is less than the Required Minimum Principal Balance, the Transferor shall designate additional Eligible Accounts to be included as Accounts in a sufficient amount (or such lesser amount as shall represent all Eligible Accounts constituting consumer revolving credit card accounts then available to the Transferor under the Receivables Purchase Agreements) such that the aggregate amount of Principal Receivables will be equal to or greater than the Required Minimum Principal Balance. Receivables arising in such additional Eligible Accounts shall be transferred to the Issuer on or before the tenth (10th) Business Day following such 30-day period or the last Business Day of such Monthly Period, as the case may be.

(f) Permitted Supplemental Additions. Each Transferor may from time to time, in its sole discretion, subject to the conditions specified in paragraph (g) below, voluntarily cause the designation of additional Eligible Accounts to be included as Accounts as of the applicable Addition Date.

(g) Conditions to Addition of Supplemental Accounts. On the Addition Date with respect to any Supplemental Accounts, the Issuer shall purchase the Receivables in the designated Supplemental Accounts (and such Supplemental Accounts shall be deemed to be Accounts for purposes of this Agreement) as of the close of business on the applicable Addition Cut-Off Date, subject to any prohibitions or limitations specified in any Indenture Supplement and subject to the satisfaction of the following conditions:

(i) on or before the eighth Business Day immediately preceding the Addition Date, the applicable Transferor shall have given the Owner Trustee, the Indenture Trustee and the Servicer notice (unless such notice requirement is otherwise waived) that the Supplemental Accounts will be included and specifying the applicable Addition Date and Addition Cut-Off Date;

(ii) all Supplemental Accounts shall be Eligible Accounts;

(iii) such Transferor shall have delivered to the Indenture Trustee copies of UCC-1 financing statements covering the Receivables arising in such Supplemental Accounts, if necessary to perfect the Issuer’s interest in such Receivables;

(iv) to the extent required by Section 4.01, such Transferor shall have deposited in the Collection Account all Collections with respect to such Supplemental Accounts since the Addition Cut-Off Date;

(v) as of each of the Addition Cut-Off Date and the Addition Date, no Insolvency Event with respect to an Account Owner, a Seller or such Transferor shall have occurred nor shall the transfer to the Issuer of the Receivables arising in the Supplemental Accounts have been made in contemplation of the occurrence thereof;

(vi) such Transferor shall have delivered to the Issuer an Officer’s Certificate, dated the Addition Date, confirming, to the extent applicable, the items set forth in clauses (ii) through (v) above;

(vii) the transfer to the Issuer of the Receivables arising in the Supplemental Accounts will not result in an Adverse Effect and such Transferor shall have delivered to the Indenture Trustee an Officer’s Certificate, dated the Addition Date, stating that such Transferor reasonably believes that the transfer to the Issuer of the Receivables arising in the Supplemental Accounts will not have an Adverse Effect; and

(viii) such Transferor shall have delivered to the Issuer, the Indenture Trustee an Opinion of Counsel, dated the Addition Date, in accordance with Section 10.02(d)(iii).

(h) Delivery of Documents. In the case of the designation of Additional Accounts, the Transferor designating such Accounts shall deliver to the Issuer (i) the Account Schedule required to be delivered pursuant to Section 2.01(d) with respect to such Additional Accounts on the date such file or list is required to be delivered pursuant to Section 2.01 (the “Document Delivery Date”) and (ii) in the case of the designation of Supplemental Accounts, a duly executed, written Assignment, substantially in the form of Exhibit C (the “Assignment”), on the Document Delivery Date.

Section 2.10. Defaulted Receivables. On the date when any Receivable becomes a Defaulted Receivable, the Issuer shall automatically and without further action sell, transfer, set over, and otherwise convey to the Transferor, without recourse, representation or warranty, free and clear of the lien of the Indenture, such Defaulted Receivable and any related Finance Charge Receivables, all Interchange allocable to such Defaulted Receivable, all Insurance Proceeds allocable to such Defaulted Receivable, all rights to payment and amounts due or to become due with respect to all of the foregoing, and all proceeds thereof. On the date any Receivable becomes a Defaulted Receivable, the Transferor shall automatically and without further action assign to the Servicer, for collection purposes, without recourse, representation or warranty, such Defaulted Receivable and any related Finance Charge Receivables. The Servicer shall take appropriate actions to collect all amounts due with respect to Defaulted Receivables assigned to it hereunder (including any related Finance Charge Receivables), in accordance with its customary and usual servicing procedures for servicing credit card receivables comparable to the Defaulted Receivables, the Credit Card Guidelines and the terms of this Agreement. Upon collection of any amounts by the Servicer (net of all applicable fees and expenses incurred by the Servicer in connection with such collection efforts), with respect to any Defaulted Receivable assigned to it hereunder (including any related Finance Charge Receivables), including Insurance Proceeds and the net proceeds of any sale of any such Defaulted Receivable (including any related Finance Charge Receivables), the Servicer shall deposit such amounts in the Collection Account. Such amounts shall be treated as Recoveries.

Section 2.11. Account Allocations. In the event that any Transferor is unable for any reason to transfer Receivables to the Issuer in accordance with the provisions of this Agreement, including by reason of the application of the provisions of Section 7.01 or any order of any Governmental Authority (a “Transfer Restriction Event”), then, in any such event, (a) such Transferor and the Servicer agree (except as prohibited by any such order) to allocate and pay to the Issuer, after the date of such inability, all Collections, including Collections of Receivables transferred to the Issuer prior to the occurrence of such event, and all amounts which would have constituted Collections but for such Transferor’s inability to transfer Receivables (up to an aggregate amount equal to the amount of Receivables transferred to the Issuer by such Transferor on such date), (b) such Transferor and the Servicer agree that such amounts will be applied as Collections in accordance with Article IV of this Agreement and the terms of each Indenture Supplement and (c) for so long as the allocation and application of all Collections and all amounts that would have constituted Collections are made in accordance with clauses (a) and (b) above, Principal Receivables and all amounts which would have constituted Principal

Receivables but for such Transferor’s inability to transfer Receivables to the Issuer which are written off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article IV of this Agreement and the terms of each Indenture Supplement. For the purpose of the immediately preceding sentence, such Transferor and the Servicer shall treat the first received Collections with respect to the Accounts as allocable to the Issuer until the Issuer shall have been allocated and paid Collections in an amount equal to the aggregate amount of Receivables held by the Issuer as of the date of the occurrence of such event. If such Transferor and the Servicer are unable pursuant to any Requirements of Law to allocate Collections as described above, such Transferor and the Servicer agree that, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account shall be allocated first to the oldest principal balance of such Account and shall have such payments applied as Collections in accordance with Article IV of this Agreement and the terms of each Indenture Supplement. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Issuer shall continue to belong to the Issuer notwithstanding any cessation of the transfer of additional Principal Receivables to the Issuer and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV of this Agreement and the terms of each Indenture Supplement.

Section 2.12. Discount Option.

(a) The Transferor shall have the option to designate at any time and from time to time a percentage or percentages, which may be a fixed percentage or a variable percentage based on a formula (the “Discount Percentage”), of all or any specified portion of Principal Receivables created after the Discount Option Date to be treated as Finance Charge Receivables (“Discount Option Receivables”). The Transferor shall also have the option of reducing or withdrawing the Discount Percentage, at any time and from time to time, on and after such Discount Option Date. The Transferor shall provide thirty (30) days prior written notice of any such change in the Discount Percentage and the related Discount Option Date to the Servicer, the Owner Trustee, the Indenture Trustee and any Rating Agency and such change in the Discount Percentage shall become effective on such Discount Option Date (i) unless such designation in the reasonable belief of the Transferor would cause an Early Redemption Event or Reinvestment Event or Event of Default with respect to any Series to occur, or an event which, with notice or lapse of time or both, would constitute an Early Redemption Event or Reinvestment Event or Event of Default with respect to any Series and (ii) only if the Rating Agency Condition shall have been satisfied with respect to such designation.

(b) After the Discount Option Date, Discount Option Receivable Collections, if any, shall be treated as Collections of Finance Charge Receivables.

[END OF ARTICLE II]

ARTICLE III

ADMINISTRATION AND SERVICING

OF RECEIVABLES

Section 3.01. Acceptance of Appointment and Other Matters Relating to the Servicer.

(a) CompuCredit agrees to act as the Servicer under this Agreement and the Noteholders by their acceptance of Notes consent to CompuCredit acting as Servicer.

(b) The Servicer shall service and administer the Receivables and any Participation Interests, shall collect and deposit into the Collection Account amounts received under the Receivables and any Participation Interests and shall charge-off as uncollectible Receivables, all in accordance with its customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables and in accordance with the Credit Card Guidelines. The Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable; provided, however, that subject to the rights of the Owner Trustee, the Issuer and the Indenture Trustee hereunder, CFC shall have the absolute right to direct the Servicer with respect to any power conferred on the Servicer hereunder. Without limiting the generality of the foregoing and subject to Section 8.01, the Servicer or its designee is hereby authorized and empowered, unless such power is revoked by the Indenture Trustee on account of the occurrence of a Servicer Default pursuant to Section 8.01, (i) to instruct the Owner Trustee or the Indenture Trustee to make withdrawals and payments from the Collection Account, the Special Funding Account and any Series Account, as set forth in this Agreement, the Indenture or any Indenture Supplement, (ii) to take any action required or permitted under any Series Enhancement, as set forth in this Agreement, the Indenture or any Indenture Supplement, (iii) to execute and deliver, on behalf of the Issuer, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable Requirements of Law, to commence collection proceedings with respect to such Receivable and (iv) to make any filings, reports, notices, applications and registrations with, and to seek any consents or authorizations from, the Commission and any state securities authority on behalf of the Issuer as may be necessary or advisable to comply with any federal or state securities or reporting requirements or other laws or regulations. The Issuer and the Indenture Trustee upon reasonable written request therefor shall furnish the Servicer with any documents in their possession necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

(c) The Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other credit card receivables.

(d) The Servicer shall comply with and perform its servicing obligations with respect to the Accounts and Receivables in accordance with the Credit Card Agreements relating to the Accounts and the Credit Card Guidelines and all applicable rules and regulations of applicable credit card associations, except insofar as any failure to so comply or perform would not have an Adverse Effect.

(e) The Servicer shall pay out of its own funds, without reimbursement (except as provided in Section 3.02), all expenses incurred in connection with the servicing activities hereunder including expenses related to enforcement of the Receivables, including the fees, expenses and disbursements of the Owner Trustee (as such and in its individual capacity) and the Indenture Trustee (including the reasonable fees and expenses of their applicable outside counsel).

Section 3.02. Servicing Compensation. As full compensation for its servicing activities hereunder and as reimbursement for any expense incurred by it in connection therewith, prior to the termination of the Issuer pursuant to Section 8.01 of the Trust Agreement, the Servicer shall be entitled to receive a servicing fee (the “Servicing Fee”) with respect to each Monthly Period, payable monthly on the related Distribution Date, in an amount equal to one-twelfth of the product of (a) the weighted average of the Servicing Fee Rates with respect to each outstanding Series (based upon the Servicing Fee Rate for each Series and the Allocation Amount (or such other amount as specified in the related Indenture Supplement) of such Series, in each case as of the last day of the prior Monthly Period) and (b) the amount of the sum of Receivables on the last day of the prior Monthly Period. The share of the Servicing Fee allocable to a particular Series with respect to any Monthly Period (the “Monthly Servicing Fee”) will be determined in accordance with the relevant Indenture Supplement. The portion of the Servicing Fee with respect to any Monthly Period not paid pursuant to the Indenture Supplements shall be paid by the holders of the Transferor Certificates on the related Distribution Date. In no event shall the Issuer, the Owner Trustee (as such or in its individual capacity), the Indenture Trustee, the Noteholders of any Series or any Series Enhancer be liable for the share of the Servicing Fee that is not allocable to the particular Series of such Noteholders or such Series Enhancer.

Section 3.03. Representations, Warranties and Covenants of the Servicer. CompuCredit, as initial Servicer, hereby makes, and any Successor Servicer by its appointment hereunder shall make, with respect to itself, on each Closing Date (and on the date of any such appointment), the following representations, warranties and covenants on which the Issuer shall be deemed to rely in accepting its interest in the Receivables and the Indenture Trustee shall be deemed to have relied in accepting the grant of a security interest in the Receivables and in entering into the Indenture:

(a) Organization and Good Standing. The Servicer is a corporation validly existing and in good standing under the applicable law of the jurisdiction of its incorporation and has, in all material respects, full power and authority to own its properties and conduct its credit card servicing business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement, the Indenture and each Indenture Supplement.

(b) Due Qualification. The Servicer is duly qualified to do business and is in good standing as a foreign corporation or other foreign entity (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which the servicing of the Receivables and any Participation Interests as required by this Agreement requires such qualification except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations as Servicer under this Agreement.

(c) Due Authorization. The execution, delivery, and performance of this Agreement and the other agreements and instruments executed or to be executed by the Servicer as contemplated hereby, have been duly authorized by the Servicer by all necessary action on the part of the Servicer.

(d) Binding Obligation. This Agreement, the Indenture and each Indenture Supplement each constitutes a legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws or by general principles of equity (whether considered in a Proceeding at law or in equity).

(e) No Conflict. The execution and delivery of this Agreement, the Indenture and each Indenture Supplement by the Servicer, and the performance by the Servicer of the transactions contemplated by this Agreement and the fulfillment by the Servicer of the terms hereof and thereof applicable to the Servicer, will not conflict with, violate or result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it or its properties are bound.

(f) No Violation. The execution and delivery of this Agreement, the Indenture and each Indenture Supplement by the Servicer, the performance by the Servicer of the transactions contemplated by this Agreement and the fulfillment by the Servicer of the terms hereof and thereof applicable to the Servicer will not conflict with or violate any Requirements of Law applicable to the Servicer.

(g) No Proceedings. There are no Proceedings or investigations pending or, to the best knowledge of the Servicer, threatened, against the Servicer before any Governmental Authority seeking to prevent the consummation of any of the transactions contemplated by this Agreement or seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement, the Indenture and each Indenture Supplement.

(h) Compliance with Requirements of Law. The Servicer shall duly satisfy all obligations on its part to be fulfilled hereunder or in connection with each Receivable and the related Account, if any, will maintain in effect all qualifications required under Requirements of Law in order to service properly each Receivable and the related Account, if any, and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable and the related Account the failure to comply with which would have an Adverse Effect.

(i) No Rescission or Cancellation. The Servicer shall not permit any rescission or cancellation of any Receivable except in accordance with the Credit Card Guidelines or as ordered by a court of competent jurisdiction or other Governmental Authority.

(j) Protection of Rights. The Servicer shall take no action in violation of this Agreement which, nor omit to take in violation of this Agreement any action the omission of which, would impair the rights of the Issuer or the Indenture Trustee in any Receivable or the related Account, if any, nor shall it reschedule, revise or defer payments due on any Receivable except in accordance with the Credit Card Guidelines.

(k) Receivables Not To Be Evidenced by Instruments or Chattel Paper. Except in connection with its enforcement or collection of a Receivable, the Servicer will take no action to cause any Receivable to be evidenced by any instrument or chattel paper (each as defined in the UCC) and if any Receivable is so evidenced as a result of the Servicer’s action it shall be reassigned or assigned to the Servicer as provided in this Section.

(l) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Servicer in connection with the execution and delivery of this Agreement by the Servicer and the performance of the transactions contemplated by this Agreement by the Servicer, have been duly obtained, effected or given and are in full force and effect.

(m) Interchange. With respect to any Distribution Date, on or prior to the immediately preceding Determination Date, the Servicer shall notify the Transferor of the amount of Interchange (if any) required to be included as Collections of Finance Charge Receivables with respect to such Monthly Period, which amount shall be equal to the amount of Interchange transferred to the Transferor with respect to such Monthly Period.

In the event (x) any of the representations, warranties or covenants of the Servicer contained in paragraphs (h), (i) or (j) of this Section 3.03 with respect to any Receivable or the related Account is breached, and such breach has a material adverse effect on the Issuer’s interest in or the collectibility of such Receivable and is not cured within sixty (60) days (or within such longer period, as specified by the Transferor, not in excess of 120 days) of the earlier to occur of the discovery of such event by the Servicer, or receipt by the Servicer of notice of such event given by the Indenture Trustee or the Transferor, or (y) as provided in Section 3.03(k) with respect to any Receivable, all Receivables in the Account or Accounts to which such event relates shall be assigned and transferred to the Servicer on the terms and conditions set forth below.

The Servicer shall effect such assignment by making a deposit into the Collection Account in immediately available funds not later than seven (7) days after such assignment obligation arises in an amount equal to the amount of such Receivables.

Upon receipt of such payment, the Issuer shall automatically and without further action sell, transfer, assign, set over and otherwise convey to the Servicer, without recourse, representation or warranty, all right, title and interest of the Issuer in and to such Receivables, all Interchange, Insurance Proceeds, and Recoveries related thereto, all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds thereof. The Issuer shall execute such documents and instruments of transfer or assignment and take such other actions as shall be reasonably requested by the Servicer to effect the conveyance of any such Receivables pursuant to this Section 3.03 but only upon receipt of an Officer’s Certificate of the Servicer that states that all conditions set forth in this Section have been satisfied. The obligation of the Servicer to accept reassignment or assignment of such Receivables, and to make the deposits required to be made to the Collection Account as provided in the preceding paragraph, shall constitute the sole remedy respecting the event giving rise to such obligation available to the Issuer, the Indenture Trustee or any Series Enhancer, except as provided in Section 6.04.

Section 3.04. Reports and Records for the Owner Trustee and the Indenture Trustee.

(a) Daily Records. On each Business Day, the Servicer shall make or cause to be made available at the office of the Servicer for inspection by the Transferor, the Issuer, the Owner Trustee and the Indenture Trustee upon request a record setting forth (i) the Collections in respect of Principal Receivables and in respect of Finance Charge Receivables processed by the Servicer on the second (2nd) preceding Business Day in respect of each Account and (ii) the amount of Receivables as of the close of business on the second (2nd) preceding Business Day in each Account. The Servicer shall, at all times, maintain its computer files with respect to the Accounts in such a manner so that the Accounts may be specifically identified and shall make available to the Transferor, the Issuer, the Owner Trustee and the Indenture Trustee at the office of the Servicer on any Business Day any computer programs necessary to make such identification. The Owner Trustee and the Indenture Trustee shall enter into such reasonable confidentiality agreements as the Servicer shall deem necessary to protect its interests and as are reasonably acceptable in form and substance to the Owner Trustee and the Indenture Trustee.

(b) Monthly Servicer’s Certificate. Not later than each Determination Date, the Servicer shall, with respect to each outstanding Series, deliver to the Transferor, the Issuer, the Owner Trustee, the Indenture Trustee and each Rating Agency, if applicable, a certificate of a Servicing Officer in substantially the form set forth in the related Indenture Supplement.

Section 3.05. Annual Certificate of Servicer. The Servicer shall deliver to the Transferor, the Issuer, the Owner Trustee, the Indenture Trustee and each Rating Agency, if applicable, on or before June 30th of each calendar year, beginning with June 30, 2007, an Officer’s Certificate substantially in the form of Exhibit A.

Section 3.06. Notices to CompuCredit. In the event that CompuCredit is no longer acting as Servicer, any Successor Servicer shall deliver or make available to CompuCredit each certificate and report required to be provided thereafter pursuant to Sections 3.04(b) and 3.05.

Section 3.07. Adjustments.

(a) If the Servicer adjusts downward the amount of any Receivable because of a rebate, refund, unauthorized charge or billing error to a cardholder, or because such Receivable was created in respect of merchandise which was refused or returned by a cardholder, or if the Servicer otherwise adjusts downward the amount of any Receivable without receiving Collections therefor or charging off such amount as uncollectible, then, in any such case, the amount of Principal Receivables used to calculate the Transferor Amount, and (unless otherwise specified) any other amount required herein or in the Indenture or any Indenture Supplement to be calculated by reference to the amount of Principal Receivables, will be reduced by the amount of the adjustment. Similarly, the amount of Principal Receivables used to calculate the Transferor Amount and (unless otherwise specified) any other amount required herein or in the Indenture or any Indenture Supplement to be calculated by reference to the amount of Principal Receivables will be reduced by the principal amount of any Receivable which was discovered as having been created through a fraudulent or counterfeit charge or with respect to which the covenant contained in Section 2.07(b) was breached. Any adjustment required pursuant to either of the two preceding sentences shall be made on or prior to the end of the Monthly Period in which such adjustment obligation arises. In the event that, following the exclusion of such Principal Receivables from the calculation of the Transferor Amount, the Transferor Amount would be less than the Required Transferor Amount, not later than the close of business on the date of such adjustment, the Transferor shall make a payment to the Issuer for deposit into the Special Funding Account in immediately available funds in an amount equal to the amount by which the Transferor Amount would be less than the Required Transferor Amount, due to adjustments with respect to Receivables conveyed by such Transferor (up to the amount of such Principal Receivables); provided, however, that if the Transferor Amount equals or exceeds the Required Transferor Amount before such payment is made, the Transferor will not be required to make such payment.

(b) If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such Collection was received by the Servicer in the form of a check which is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust, or instruct the Indenture Trustee to adjust, the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid. Notwithstanding the first two sentences of this paragraph, adjustments made pursuant to this Section 3.07 shall not require any change in any report previously delivered pursuant to Section 3.04(a).

[END OF ARTICLE III]

ARTICLE IV

COLLECTIONS AND ALLOCATIONS

Section 4.01. Collections and Allocations.

(a) The Servicer will apply or will instruct the Indenture Trustee in writing to apply all funds on deposit in the Collection Account as described in this Article IV and in each Indenture Supplement. Except as otherwise provided below, the Servicer shall deposit Collections into the Collection Account as promptly as possible after the Date of Processing of such Collections, but in no event later than the second (2nd) Business Day following the Date of Processing. Subject to the express terms of any Indenture Supplement, but notwithstanding anything else in this Agreement to the contrary, for so long as the following conditions are satisfied: (A) (i) CompuCredit remains the Servicer and has a short-term debt rating of not less than A-1 by Standard & Poor’s, P-1 by Moody’s and F1+ by Fitch (if rated by Fitch), and (ii) no Early Redemption Event, Reinvestment Event or Event of Default shall have occurred or (B) other arrangements are made such that the Rating Agency Condition is satisfied with respect thereto, the Servicer need not make the daily deposits of Collections into the Collection Account as provided in the preceding sentence, but may make a single deposit in the Collection Account in immediately available funds not later than 4:00 p.m., New York City time, on the Transfer Date following the Monthly Period for which such Collections were processed. Subject to the proviso in Section 4.02 and the express terms of any Indenture Supplement, but notwithstanding anything else in this Agreement to the contrary, with respect to any Monthly Period, whether the Servicer is required to make deposits of Collections pursuant to the first or the second preceding sentence, (i) the Servicer will only be required to deposit Collections into the Collection Account up to the aggregate amount of Collections required to be deposited into any Series Account or, without duplication, distributed on or prior to the related Distribution Date to or for the benefit of Noteholders or to any Series Enhancer pursuant to the terms of any Indenture Supplement or Series Enhancement and any excess shall be paid to the Issuer for application in accordance with the Trust Agreement, and (ii) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw, or instruct the Indenture Trustee to withdraw, the excess from the Collection Account and pay it to the Issuer for application in accordance with the Trust Agreement. The Servicer hereby acknowledges that any payments referenced in the immediately preceding sentence shall be paid directly to the Transferor pursuant to Section 3.04(a) of the Trust Agreement. Subject to the second preceding sentence, the Servicer may retain its Servicing Fee with respect to a Series and shall not be required to deposit it in the Collection Account.

(b) Collections of Finance Charge Receivables and Principal Receivables and Defaulted Receivables will be allocated to each Series on the basis of the Series Allocable Finance Charge Collections of such Series, Series Allocable Principal Collections of such Series and Series Allocable Defaulted Amount of such Series and amounts so allocated to any Series will not, except as specified in the related Indenture Supplement, be available to any other Series. Allocations of the foregoing amounts between the Noteholders and the Series Enhancers and the Transferor Amount, among the Series and among the Classes in any Series, shall be set forth in the related Indenture Supplement or Indenture Supplements.

Section 4.02. Shared Principal Collections.

On each Distribution Date, (a) the Servicer shall allocate Shared Principal Collections (as defined below) to each Principal Sharing Series, pro rata, in proportion to the Principal Shortfalls (as defined below), if any, with respect to each such Series and (b) the Servicer shall withdraw from the Collection Account and pay to the Issuer for application in accordance with the Trust Agreement an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series of Collections of Principal Receivables which the related Indenture Supplements specify are to be treated as “Shared Principal Collections” for such Distribution Date over (y) the aggregate amount for all outstanding Series which the related Indenture Supplements specify are “Principal Shortfalls” for such Series for such Distribution Date; provided, however, that if the Transferor Amount as of such Distribution Date (determined after giving effect to the Principal Receivables or Participation Interests transferred to the Issuer on such date) is less than the Required Transferor Amount, the Servicer will not distribute to the Issuer any such amounts that otherwise would be distributed to the Issuer, but shall deposit such funds in the Special Funding Account. The Issuer may, at its option, instruct the Indenture Trustee in writing to deposit Shared Principal Collections which are otherwise payable to the Issuer pursuant to the provisions set forth above into the Special Funding Account.

Section 4.03. Additional Withdrawals from the Collection Account.

On or before the Determination Date with respect to any Monthly Period, the Servicer shall determine the amount of any unpaid purchase price owing by the Transferor under any Receivables Purchase Agreement to which it is a party in respect of amounts on deposit in the Collection Account that were not transferred to the Issuer hereunder, and the Servicer shall instruct the Indenture Trustee to withdraw such amounts from the Collection Account and pay such amount to the seller under the applicable Receivables Purchase Agreement.

Section 4.04. Excess Finance Charge Collections. On each Distribution Date, (a) the Servicer shall allocate Excess Finance Charge Collections (as defined below) to each Excess Allocation Series pro rata, in proportion to the Finance Charge Shortfalls (as defined below), if any, with respect to each such Series, and (b) the Servicer shall instruct the Indenture Trustee to withdraw from the Collection Account and pay to the Issuer for application in accordance with the Trust Agreement an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series of Collections of Finance Charge Receivables which the related Indenture Supplements specify are to be treated as “Excess Finance Charge Collections” for such Distribution Date over (y) the aggregate amount for all outstanding Series which the related Indenture Supplements specify are “Finance Charge Shortfalls” for such Series and such Distribution Date.

[END OF ARTICLE IV]

ARTICLE V

OTHER MATTERS RELATING TO EACH TRANSFEROR

Section 5.01. Liability of each Transferor. Each Transferor shall be severally, and not jointly, liable for all obligations, covenants, representations and warranties of such Transferor arising under or related to this Agreement. Except as provided in the preceding sentence, each Transferor shall be liable only to the extent of the obligations specifically undertaken by it in its capacity as a Transferor.

Section 5.02. Merger or Consolidation of, or Assumption of the Obligations of, a Transferor.

(a) No Transferor shall dissolve, liquidate, consolidate with or merge into any other corporation, limited liability company or other entity or convey, transfer or sell (other than as provided in Article II) its properties and assets substantially as an entirety to any Person unless:

(i) the entity formed by such consolidation or into which such Transferor is merged or the Person which acquires by conveyance, transfer or sale the properties and assets of the Transferor substantially as an entirety shall be, if such Transferor is not the surviving entity, organized and existing under the laws of the United States of America or any state or the District of Columbia, and shall be a savings association, a bank or other entity which is not eligible to be a debtor in a case under Title 11 of the United States Code or is a special purpose corporation or other special purpose entity whose powers and activities are limited to substantially the same degree as provided in the certificate of incorporation of CFC and, if such Transferor is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Owner Trustee and the Indenture Trustee, in form reasonably satisfactory to the Owner Trustee and the Indenture Trustee, the performance of every covenant and obligation of such Transferor hereunder; and

(ii) such Transferor or the surviving entity, as the case may be, has delivered to the Owner Trustee and the Indenture Trustee (with a copy to each Rating Agency) an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or sale and such supplemental agreement comply with this Section, that such supplemental agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws or general principles of equity, and that all conditions precedent herein provided for relating to such transaction have been complied with;

(iii) the Transferor or the surviving entity, as the case may be, has delivered to the Issuer and the Indenture Trustee, a Tax Opinion; and

(iv) the Rating Agency Condition shall have been satisfied with respect to such consolidation, merger, conveyance or transfer.

(b) Except as permitted by Section 2.07(c), the obligations, rights or any part thereof of each Transferor hereunder shall not be assignable nor shall any Person succeed to such obligations or rights of any Transferor hereunder except (i) for conveyances, mergers, consolidations, assumptions, sales or transfers in accordance with the provisions of the foregoing paragraph and (ii) for conveyances, mergers, consolidations, assumptions, sales or transfers to other entities (1) which such Transferor and the Servicer determine will not result in an Adverse Effect, (2) which meet the requirements of clause (iii) of the preceding paragraph and (3) for which such purchaser, assignee, or transferee shall expressly assume, in an agreement supplemental hereto, executed and delivered to the Owner Trustee and the Indenture Trustee in writing in form satisfactory to the Owner Trustee and the Indenture Trustee, the performance of every covenant and obligation of such Transferor thereby conveyed.

Section 5.03. Limitations on Liability of Each Transferor. Subject to Section 5.01, no Transferor nor any of the directors, officers, employees, incorporators, agents, partners, members or managers of any Transferor acting in such capacities shall be under any liability to the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, any Series Enhancer or any other Person for any action taken or for refraining from the taking of any action in good faith in such capacities pursuant to this Agreement, it being expressly understood that such liability is expressly waived and released as a condition of, and consideration for, the execution of this Agreement; provided, however, that this provision shall not protect any Transferor or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and its duties hereunder. Each Transferor and any director, officer, employee, partner, member or manager or agent of such Transferor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than such Transferor) respecting any matters arising hereunder.

[END OF ARTICLE V]

ARTICLE VI

OTHER MATTERS RELATING TO THE SERVICER

Section 6.01. Liability of the Servicer. The Servicer shall be liable under this Article VI only to the extent of the obligations specifically undertaken by the Servicer in its capacity as Servicer.

Section 6.02. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. The Servicer shall not consolidate with or merge into any other corporation, limited partnership, limited liability company or other entity or convey, transfer or sell its properties and assets substantially as an entirety to any Person, unless:

(a) (i) the entity formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance, transfer or sale the properties and assets of the Servicer substantially as an entirety shall be, if the Servicer is not the surviving entity, a corporation or other entity organized and existing under the laws of the United States of America or any state or the District of Columbia, and, if the Servicer is not the surviving entity, such corporation or other entity shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Owner Trustee, the Indenture Trustee and the Transferor, in form satisfactory to the Owner Trustee, the Indenture Trustee and the Transferor, the performance of every covenant and obligation of the Servicer hereunder;

(ii) the Servicer or the surviving entity, as the case may be, has delivered to the Owner Trustee, the Indenture Trustee and the Transferor an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or sale comply with this Section 6.02, that such supplemental agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws or general principles of equity, and that all conditions precedent herein provided for relating to such transaction have been complied with; and

(iii) the Servicer shall have given the Rating Agencies notice of such consolidation, merger or transfer of assets; and

(b) the corporation or other entity formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be an Eligible Servicer.

Section 6.03. Limitation on Liability of the Servicer and Others. Except as provided in Section 6.04, neither the Servicer nor any of the directors, officers, partners, shareholders, employees or agents of the Servicer in its capacity as Servicer shall be under any liability to the Issuer, the Transferor, the Owner Trustee, the Indenture Trustee, the Noteholders, any Series Enhancer or any other Person for any action taken or for refraining from the taking of any action in good faith in its capacity as Servicer pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and its duties hereunder. The Servicer and any director, officer, employee, partner, shareholder, or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Servicer) respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Servicer in accordance with this Agreement and which in its reasonable judgment may involve it in any expense or liability. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of the Issuer or the Noteholders with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Issuer and the Noteholders hereunder.

Section 6.04. Servicer Indemnification of the Issuer, the Owner Trustee and the Indenture Trustee. (a) To the fullest extent permitted by applicable law, subject to Section 6.03, the Servicer shall indemnify and hold harmless each of the Owner Trustee (as such and in its individual capacity), the Indenture Trustee and any trustees predecessor thereto (including the Indenture Trustee in its capacity as Note Registrar or as Paying Agent) and their respective directors, officers, employees, partners, and agents from and against any and all loss, liability, claim, expense, damage or injury suffered or sustained by reason of or in connection with (a) any acts or omissions of the Servicer with respect to the Issuer in breach of this Agreement or (b) the Trust Agreement, the Transaction Documents, the Trust Assets, the administration of the Trust or the actions or inactions of the Owner Trustee and the Indenture Trustee under the Transaction Documents or the performance of the Owner Trustee and the Indenture Trustee or their respective duties thereunder (except that, in the case of clause (a) or (b), the Servicer shall not be liable for or required to indemnify the Owner Trustee for the Owner Trustee’s own willful misconduct, bad faith or negligence or the Indenture Trustee for the Indenture Trustee’s own willful misconduct, bad faith or negligence) including any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any action, Proceeding or claim. Indemnification pursuant to this Section 6.04(a) shall not be payable from the Transferred Assets. The Servicer’s obligations under this Section 6.04(a) shall survive the termination of this Agreement or the Issuer or the earlier removal or resignation of the Owner Trustee or the Indenture Trustee, as applicable.

(b) To the fullest extent permitted by applicable law, subject to Section 6.03, the Servicer shall indemnify and hold harmless the Issuer from and against any and all loss, liability, claim, expense, damage or injury suffered or sustained by reason of or in connection with any acts or omissions of the Servicer with respect to the Issuer in breach of this Agreement including any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any action, Proceeding or claim. Indemnification pursuant to this Section 6.04(b) shall not be payable from the Transferred Assets. The Servicer’s obligations under this Section 6.04(b) shall survive the termination of this Agreement.

Section 6.05. Resignation of the Servicer. The Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon a determination that (i) the performance of its duties hereunder is no longer permissible under applicable Requirements of

Law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable Requirements of Law or (b) upon the assumption, by an agreement supplemental hereto, executed and delivered to the Transferor, the Issuer and the Indenture Trustee, in form satisfactory to the Transferor, the Issuer and the Indenture Trustee, of the obligations and duties of the Servicer hereunder by any of its Affiliates or by any other entity the appointment of which shall have satisfied the Rating Agency Condition and, in either case, qualifies as an Eligible Servicer. Any determination permitting the resignation of the Servicer shall be evidenced as to clause (a) above by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee. No resignation shall become effective until the Indenture Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 8.02 hereof. If within one hundred twenty (120) days of the date of the determination that the Servicer may no longer act as Servicer under clause (a) above the Indenture Trustee is unable to appoint a Successor Servicer, the Indenture Trustee shall serve as Successor Servicer. Notwithstanding the foregoing, the Indenture Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution qualifying as an Eligible Servicer as the Successor Servicer hereunder. The Issuer shall give prompt notice to each Rating Agency and each Series Enhancer upon the appointment of a Successor Servicer.

Section 6.06. Access to Certain Documentation and Information Regarding the Receivables. The Servicer shall provide to the Owner Trustee or the Indenture Trustee, as applicable, access to the documentation regarding the Accounts and the Receivables in such cases where the Owner Trustee or the Indenture Trustee, as applicable, is required in connection with the enforcement of the rights of the Issuer or the Noteholders or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (a) upon reasonable request, (b) during normal business hours, (c) subject to the Servicer’s normal security and confidentiality procedures and (d) at reasonably accessible offices in the continental United States designated by the Servicer. Nothing in this Section shall derogate from the obligation of the Transferor, the Owner Trustee, the Issuer, the Indenture Trustee and the Servicer to observe any applicable Requirements of Law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

Section 6.07. Delegation of Duties. In the ordinary course of business, the Servicer may at any time delegate its duties hereunder with respect to the Accounts and the Receivables to any Person that agrees to conduct such duties in accordance with the Credit Card Guidelines and this Agreement. Such delegation shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 6.05.

Section 6.08. Examination of Records. Each Transferor and the Servicer shall indicate generally in their computer files or other records that the Receivables arising in the Accounts have been conveyed to the Issuer pursuant to this Agreement. Each Transferor and the Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer records and other records to determine that such receivable is not, and does not include, a Receivable.

[END OF ARTICLE VI]

ARTICLE VII

INSOLVENCY EVENTS

Section 7.01. Rights upon the Occurrence of an Insolvency Event. If any Transferor shall fail generally to, or admit in writing its inability to, pay its debts as they become due; or if a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Transferor in an involuntary case under any Debtor Relief Law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Transferor or for any substantial part of such Transferor’s property, or for the winding-up or liquidation of such Transferor’s affairs and, if instituted against such Transferor, any such proceeding shall continue undismissed or unstayed and in effect for a period of sixty (60) consecutive days or upon entry of any order or decree providing for such relief, or any of the actions sought in such proceeding shall occur; or if any Transferor shall commence a voluntary case under any Debtor Relief Law, or if any Transferor shall consent to the entry of an order for relief in an involuntary case under any Debtor Relief Law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of, or for, any substantial part of its property, or any Transferor shall make any general assignment for the benefit of its creditors; or any Transferor shall have taken any corporate action in furtherance of any of the foregoing actions (each an “Insolvency Event”), such Transferor shall on the day any such Insolvency Event occurs (the “Appointment Date”), immediately cease to transfer Principal Receivables to the Issuer and shall promptly give notice to the Indenture Trustee and the Issuer thereof. Notwithstanding any cessation of the transfer to the Issuer of additional Principal Receivables, Principal Receivables transferred to the Issuer prior to the occurrence of such Insolvency Event, Collections in respect of such Principal Receivables, Finance Charge Receivables whenever created accrued in respect of such Principal Receivables and Collections in respect of such Finance Charge Receivables shall continue to be a part of the Transferred Assets and shall be allocated and distributed to Noteholders in accordance with the terms of this Agreement, the Indenture and each Indenture Supplement.

[END OF ARTICLE VII]

ARTICLE VIII

SERVICER DEFAULTS

Section 8.01. Servicer Defaults. If any event specified as a servicer default in an Indenture Supplement or any one of the following events (each a “Servicer Default”) shall occur and be continuing:

(a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or to give notice to the Indenture Trustee to make such payment, transfer or deposit on or before the date occurring five (5) Business Days after the date such payment, transfer or deposit or such instruction or notice is required to be made or given by the Servicer, as the case may be, under the terms of this Agreement, the Indenture or any Indenture Supplement;

(b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement, the Indenture or any Indenture Supplement and which continues unremedied for a period of sixty (60) days after the date on which notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner Trustee or the Indenture Trustee, or to the Servicer, the Owner Trustee and the Indenture Trustee by Holders of Notes evidencing not less than 10% of the aggregate unpaid principal amount of all Notes Outstanding (or, with respect to any such failure that does not relate to all Series, 10% of the aggregate unpaid principal amount of all Notes Outstanding of all Series to which such failure relates); or the Servicer shall assign or delegate its duties under this Agreement, except as permitted by Sections 6.02, 6.05 and 6.07;

(c) any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which has an Adverse Effect and which Adverse Effect continues for a period of sixty (60) days after the date on which notice thereof, requiring the same to be remedied, shall have been given to the Servicer by the Owner Trustee or the Indenture Trustee, or to the Servicer, the Owner Trustee and the Indenture Trustee by the Holders of Notes evidencing not less than 10% of the aggregate unpaid principal amount of all Notes Outstanding (or, with respect to any such representation, warranty or certification that does not relate to all Series, 10% of the aggregate unpaid principal amount of all Notes Outstanding of all Series to which such representation, warranty or certification relates); or

(d) the Servicer shall consent to the appointment of a bankruptcy trustee or conservator or receiver or liquidator in any bankruptcy proceeding or other insolvency, readjustment of debt, marshalling of assets and liabilities or similar Proceedings of or relating to the Servicer or of or relating to all or substantially all its property, or an action seeking a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee or a conservator or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar Proceedings, or the winding-up or liquidation of its affairs, shall have been commenced against the Servicer and such action shall have remained undischarged or unstayed for a period of sixty (60) days or an order or decree providing for such relief shall have been entered; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable Debtor Relief Law, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

then, in the event of any Servicer Default, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee or the Holders of Notes evidencing a majority of the aggregate unpaid principal amount of all Notes Outstanding, by notice then given to the Servicer, the Transferor and the Owner Trustee (and to the Indenture Trustee if given by the Noteholders) (a “Termination Notice”), may terminate all but not less than all of the rights and obligations of the Servicer as Servicer under this Agreement, the Indenture and each Indenture Supplement; provided, however, if within sixty (60) days of receipt of a Termination Notice the Indenture Trustee does not receive any bids from Eligible Servicers in accordance with Section 8.02(c) to act as a Successor Servicer and receives an Officer’s Certificate of the Servicer to the effect that the Servicer cannot in good faith cure the Servicer Default which gave rise to the Termination Notice, the Indenture Trustee shall grant a right of first refusal to the Transferor which would permit the Transferor at its option to purchase the Notes on the Distribution Date in the next calendar month. The Indenture Trustee shall notify each Rating Agency of any Servicer Default of which a Responsible Officer has actual knowledge and shall provide each Rating Agency with a copy of any Termination Notice given to the Servicer and the Owner Trustee pursuant to this Section 8.01.

The purchase price for the Notes purchased pursuant to the preceding paragraph shall be equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Indenture Supplement. The Transferor shall notify the Indenture Trustee prior to the Record Date for the Distribution Date of the purchase if it is exercising such right of first refusal. If the Transferor exercises such right of first refusal, the Transferor shall deposit the purchase price into the Collection Account not later than 11:00 a.m., New York City time, on the Transfer Date preceding such Distribution Date in immediately available funds. The purchase price shall be allocated and distributed to Noteholders in accordance with the terms of the Indenture and each Indenture Supplement.

After receipt by the Servicer of a Termination Notice, and on the date that a Successor Servicer is appointed by the Indenture Trustee pursuant to Section 8.02, all authority and power of the Servicer under this Agreement shall pass to and be vested in the Successor Servicer (a “Service Transfer”); and, without limitation, the Indenture Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer. The Servicer agrees to cooperate with the Indenture Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer. The Servicer shall within twenty (20) Business Days transfer its electronic records relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. The predecessor Servicer shall be responsible for all expenses incurred in transferring the servicing duties to the Successor Servicer. To the extent that compliance with this Section shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem reasonably necessary to protect its interests.

Notwithstanding the foregoing, a delay in or failure of performance referred to in paragraph (a) above for a period of ten (10) Business Days after the applicable grace period or under paragraph (b) or (c) above for a period of sixty (60) Business Days after the applicable grace period, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, terrorism, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Indenture Trustee, the Issuer, each Transferor and any Series Enhancer with an Officer’s Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts so to perform its obligations.

Section 8.02. Indenture Trustee To Act; Appointment of Successor.

(a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 8.01, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Indenture Trustee or until a date mutually agreed upon by the Servicer and the Indenture Trustee. The Indenture Trustee shall as promptly as possible after it gives, or a Responsible Officer of the Indenture Trustee receives, a Termination Notice appoint an Eligible Servicer as a successor servicer (the “Successor Servicer”), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee. In the event that a Successor Servicer has not been appointed or has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer. The Indenture Trustee may delegate any of its servicing obligations to an Affiliate or agent in accordance with Section 3.01(b), Section 6.05 and Section 6.07. Notwithstanding the foregoing, the Indenture Trustee shall, if it is legally unable or unwilling so to act, petition a court of competent jurisdiction to appoint any established institution qualifying as an Eligible Servicer as the Successor Servicer hereunder. The Indenture Trustee shall give prompt notice to each Rating Agency and each Series Enhancer upon the appointment of a Successor Servicer.

(b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall refer to the Successor Servicer.

(c) In connection with any Termination Notice, the Indenture Trustee will review any bids which it obtains from Eligible Servicers and shall be permitted to appoint any Eligible Servicer submitting such a bid as a Successor Servicer for servicing compensation not in excess of the aggregate Servicing Fees for all Series plus the sum of the amounts with respect to each Series and with respect to each Distribution Date equal to any Collections of Finance Charge Receivables allocable to Noteholders of such Series which are payable to the Issuer for payment to the holders of the Transferor Certificates under the Trust Agreement after payment of all amounts owing to the Noteholders of such Series with respect to such Distribution Date or required to be deposited in the applicable Series Accounts with respect to such Distribution Date and any amounts required to be paid to any Series Enhancer for such Series with respect to such Distribution Date pursuant to the terms of any Series Enhancement; provided, however, that the holders of the Transferor Certificates shall be responsible for payment of their portion of such aggregate Servicing Fees and all other such amounts in excess of such aggregate Servicing Fees, and the Indenture Trustee shall have no liability in the event the holders of the Transferor Certificates fail to pay their portion of such aggregate Servicing Fees. Each holder of any of the Transferor Certificates agrees that, if CompuCredit (or any Successor Servicer) is terminated as Servicer hereunder, the portion of the Collections in respect of Finance Charge Receivables that the Issuer is entitled to receive pursuant to this Agreement, the Indenture or any Indenture Supplement shall be reduced by an amount sufficient to pay such holders’ share of the compensation of the Successor Servicer.

(d) All authority and power granted to the Servicer under this Agreement shall automatically cease and terminate upon termination of the Issuer pursuant to Section 8.01 of the Trust Agreement, and shall pass to and be vested in the Transferor and, without limitation, the Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Transferor in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing of the Receivables. The Servicer shall transfer its electronic records relating to the Receivables to the applicable Transferor or its designee in such electronic form as it may reasonably request and shall transfer all other records, correspondence and documents to it in the manner and at such times as it shall reasonably request. To the extent that compliance with this Section 8.02 shall require the Servicer to disclose to the Transferor information of any kind which the Servicer deems to be confidential, the Transferor shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem reasonably necessary to protect its interests and to comply with applicable Requirements of Law.

(e) The Successor Servicer will not be responsible for delays attributable to the Servicer’s failure to deliver information, defects in the information supplied by the Servicer or other circumstances beyond the control of the Successor Servicer.

(f) The Successor Servicer will make arrangements with the Servicer for the prompt and safe transfer of, and the Servicer shall provide to the Successor Servicer, all necessary servicing files and records, including (as deemed necessary by the Successor Servicer at such time): (i) microfiche loan documentation, (ii) servicing system tapes, (iii) contract payment history, (iv) collections history and (v) the trial balances, as of the close of business on the day immediately preceding conversion to the Successor Servicer, reflecting all applicable contract information. The current Servicer shall be obligated to pay the costs associated with the transfer of the servicing files and records to the Successor Servicer, including costs of the Indenture Trustee related to the servicing transfer if the Indenture Trustee is the Successor Servicer.

(g) The Successor Servicer shall have no responsibility and shall not be in default hereunder nor incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if any such failure or delay results from the Successor Servicer acting in accordance with information prepared or supplied by a Person other than the Successor Servicer or the failure of any such Person to prepare or provide such information. The Successor Servicer shall have no responsibility, shall not be in default and shall incur no liability (i) for any act or failure to act by any third party, including the Servicer, the Issuer or the Indenture Trustee or for any inaccuracy or omission in a notice or communication received by the Successor Servicer from any third party or (ii) which is due to or results from the invalidity, unenforceability of any contract with applicable law or the breach or the inaccuracy of any representation or warranty made with respect to any contract; provided that this sentence shall in no way limit or alter the liability of any Successor Servicer under Section 6.04 of this Agreement.

(h) If the Indenture Trustee or any other Successor Servicer assumes the role of Successor Servicer hereunder, such Successor Servicer shall be entitled to the benefits of (and subject to the provisions of) Section 6.07 concerning delegation of duties to subservicers.

Section 8.03. Notification to Noteholders. Within five (5) Business Days after the Servicer becomes aware of any Servicer Default, the Servicer shall give notice thereof to the Issuer, the Transferor, the Indenture Trustee, each Rating Agency and each Series Enhancer and upon receipt of such written notice by a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall give notice to the Noteholders. Upon any termination or appointment of a Successor Servicer pursuant to this Article VIII, the Indenture Trustee shall give prompt notice thereof to the Transferor, the Issuer, the Noteholders and each Series Enhancer.

[END OF ARTICLE VIII]

ARTICLE IX

TERMINATION

Section 9.01. Termination of Agreement. This Agreement and the respective obligations and responsibilities of the Issuer, the Transferor, the Indenture Trustee and the Servicer under this Agreement shall terminate, except with respect to the obligations described in Section 6.04, Section 8.02(d) and Section 10.07, on the date of the termination of the Issuer.

[END OF ARTICLE IX]

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.01. Amendment; Waiver of Past Defaults.

(a) This Agreement may be amended from time to time by the Servicer, the Transferor, the Issuer and the Indenture Trustee, by a written instrument signed by each of them, without consent of any of the Noteholders or the Series Enhancers, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, or (iii) to add any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not adversely affect in any material respect the interest of any of the Noteholders or any Series Enhancer, as evidenced by an Officer’s Certificate of the Transferor to such effect. The Transferor shall provide notice of any such amendment to each Rating Agency. Additionally, this Agreement may be amended from time to time (including in connection with the issuance of a Supplemental Certificate, the conveyance of a Participation Interest, the allocation of assets pursuant to Section 4.04, the designation of an Additional Transferor, or to change the definition of Monthly Period, Determination Date or Distribution Date) by the Servicer, the Transferor, the Issuer and the Indenture Trustee, by a written instrument signed by each of them, without the consent of any of the Series Enhancers or any of the Noteholders, provided that (i) the Transferor shall have delivered to the Indenture Trustee and the Owner Trustee an Officer’s Certificate, dated the date of any such amendment, stating that the Transferor reasonably believes that such amendment will not have an Adverse Effect and (ii) the Rating Agency Condition shall have been satisfied with respect to any such amendment. Notwithstanding anything else to the contrary herein, this agreement may be amended by the Servicer, the Transferor, the Issuer and the Indenture Trustee, by a written instrument signed by each of them without the consent of the Noteholders or the Series Enhancers, upon satisfaction of the Rating Agency Condition with respect to such amendment (without anything further) as may be necessary or advisable in order to avoid the imposition of state or local income or franchise taxes imposed on the Issuer’s property or its income; provided, however, the amendments which the Transferor, the Servicer, the Issuer and the Indenture Trustee may make without the consent of any of the Noteholders or Series Enhancers pursuant to this sentence may include, without limitation, the addition of provisions to permit a sale of Receivables.

(b) This Agreement may also be amended from time to time by the Servicer, the Transferor, the Issuer and the Indenture Trustee, with the consent of the Holders of Notes evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the Notes Outstanding of all affected Series for which the Transferor has not delivered an Officer’s Certificate stating that there is no Adverse Effect, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of or delay the timing of any distributions (changes in Early Redemption Events or Reinvestment Events that decrease the likelihood of the occurrence thereof shall not be considered delays in the timing of distributions for purposes of this clause) to be made to Noteholders or deposits of amounts to be so distributed or the amount available under any Series Enhancement without the consent of each affected Noteholder, (ii) change the definition of or the manner of calculating the interest of any Noteholder without the consent of each affected Noteholder, (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Noteholder or (iv) adversely affect the rating of any Series or Class by each Rating Agency without the consent of each Noteholder of such Series or Class.

(c) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to paragraph (a)), the Issuer shall furnish notification of the substance of such amendment to the Indenture Trustee and each Noteholder, and the Servicer shall furnish notification of the substance of such amendment to each Rating Agency and each Series Enhancer.

(d) It shall not be necessary for the consent of Noteholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

(e) Notwithstanding anything in this Section 10.01 to the contrary, no amendment may be made to this Agreement or any Participation Interest Supplement which would adversely affect in any material respect the interests of any Series Enhancer without the consent of such Series Enhancer.

(f) The Holders of Notes evidencing more than 66 2/3% of the aggregate unpaid principal amount of the Notes Outstanding of each Series or, with respect to any Series with two (2) or more Classes, of each Class (or, with respect to any default that does not relate to all Series, 66 2/3% of the aggregate unpaid principal amount of the Notes Outstanding of each Series to which such default relates or, with respect to any such Series with two or more Classes, of each Class) may, on behalf of all Noteholders, waive any default by the Transferor or the Servicer in the performance of their obligations hereunder and its consequences, except the failure to make any distributions required to be made to Noteholders or any Series Enhancer or to make any required deposits of any amounts to be so distributed. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

(g) The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee’s or the Indenture Trustee’s rights, duties, benefits, protections, privileges or immunities under this Agreement or otherwise. In connection with the execution of any amendment hereunder, each of the Owner Trustee and the Indenture Trustee shall be entitled to receive the Opinion of Counsel described in Section 10.02(c)(i).

Section 10.02. Protection of Right, Title and Interest of Issuer.

(a) The Transferor shall cause this Agreement, all amendments and supplements hereto and all financing statements and continuation statements and any other necessary documents covering the Issuer’s right, title and interest to the Transferred Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Issuer hereunder to all property comprising the Transferred Assets. The Transferor shall deliver to the Issuer and Indenture Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Transferor shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.

(b) Within thirty (30) days after any Transferor makes any change in its name or type or jurisdiction of organization, or organizational identification number, such Transferor shall give the Issuer and the Indenture Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection and priority of the Issuer’s security interest or ownership interest in the Receivables and the other Transferred Assets.

(c) The Transferor shall deliver to the Issuer and the Indenture Trustee (i) upon the execution and delivery of each amendment of this Agreement, an Opinion of Counsel to the effect specified in Exhibit B-1; (ii) semiannually, with respect to Automatic Additional Accounts included as Accounts, an Opinion of Counsel substantially in the form of Exhibit B-2; (iii) on each Addition Date on which any Supplemental Accounts or Participation Interests are to be transferred to the Issuer pursuant to Section 2.09, an Opinion of Counsel covering the same substantive legal issues addressed by Exhibit B-2 but conformed to the extent appropriate to relate to Supplemental Accounts or Participation Interests; and (iv) on or before July 31 of each year, beginning with July 31, 2007 an Opinion of Counsel substantially in the form of Exhibit B-3.

Section 10.03. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

Section 10.04. Notices; Payments.

All demands, notices, instructions, directions and communications (collectively, “Notices”) under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by certified mail, return receipt requested, or sent by facsimile transmission.

(a)	in the case of the Transferor, to:

CompuCredit Funding Corp. III

3993 Howard Hughes Parkway

Suite 250 Office 210

Las Vegas, NV 89109

Attention: Treasurer

(facsimile no. (702) 866-2244)

with a copy to:

Lionel, Sawyer & Collins

50 W. Liberty Street, Suite 1100

Reno, NV 89501

Attention: Colleen Dolan, Esq.

(b)	in the case of the Servicer, to:

CompuCredit Corporation

245 Perimeter Center Parkway

Suite 600

Atlanta, Georgia 30346

Attention: General Counsel

(facsimile no. (770) 206-6187)

(c)	in the case of the Issuer, to:

CompuCredit Card Master Note Business Trust III

c/o Wilmington Trust FSB

3993 Howard Hughes Parkway

Suite 300 North

Las Vegas, Nevada 89109

Attention: Corporate Trust Administration

(facsimile no. (702) 866-2244)

with a copy to:

Lionel, Sawyer & Collins

50 W. Liberty Street, Suite 1100

Reno, NV 89501

Attention: Colleen Dolan, Esq.

(d)	in the case of the Owner Trustee, to:

Wilmington Trust FSB

3993 Howard Hughes Parkway

Suite 300 North

Las Vegas, Nevada 89109

Attention: Corporate Trust Administration

(facsimile no. (702) 866-2244)

(e)	in the case of the Indenture Trustee, to:

U.S. Bank National Association

Mail Code EP-MN-WS3D

60 Livingston Avenue

St. Paul, Minnesota 55107

Attention: Structured Finance/CompuCredit

(facsimile no. (651) 495-8093)

(f)	in the case of the Rating Agency for a particular Series, to the address, if any, specified in the Indenture or any Indenture Supplement relating to such Series, and

(g)	to any other Person as specified in the Indenture or any Indenture Supplement; or, as to each party, at such other address or facsimile number as shall be designated by such party in a written notice to each other party.

Section 10.05. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of the remaining provisions.

Section 10.06. Further Assurances. Each of the Transferor, the Servicer and the Issuer agree to do and perform, from time to time, any and all acts and to authorize or execute any and all further instruments required to be done by it or reasonably requested by the Issuer and the Indenture Trustee more fully to effect the purposes of this Agreement, including the authorization of any financing statements or amendments to financing statements relating to the Transferred Assets for filing under the provisions of the UCC of any applicable jurisdiction.

Section 10.07. Nonpetition Covenant.

(a) Notwithstanding any prior termination of this Agreement, the Servicer, the Indenture Trustee, the Owner Trustee (as such and in its individual capacity), and the Transferor shall not, prior to the date which is one year and one day after the termination of the Trust, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Issuer under any Debtor Relief Law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Issuer.

(b) Notwithstanding any prior termination of this Agreement, the Servicer, the Indenture Trustee, the Owner Trustee (as such and in its individual capacity), and the Issuer shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause the Transferor to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the

Transferor under any Debtor Relief Law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Transferor or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Transferor.

Section 10.08. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Issuer, the Transferor, the Servicer, the Owner Trustee, the Noteholders or the Indenture Trustee, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 10.09. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 10.10. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Noteholders, any holder of a Transferor Certificate, any Series Enhancer, and the Owner Trustee (with respect to Sections 3.01(e), 6.04, 10.07, 10.10 and 10.13 only), and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, no other Person will have any right or obligation hereunder.

Section 10.11. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 10.12. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 10.13. Limitation of Liability of Owner Trustee.

It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust FSB, not individually or personally but solely as owner trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust FSB but is made and intended for the purpose of binding only the Issuer and (c) under no circumstances shall Wilmington Trust FSB be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or the other Transaction Documents to which the Issuer is a party.

[END OF ARTICLE X]

IN WITNESS WHEREOF, the Transferor, the Servicer, the Issuer and the Indenture Trustee have caused this Transfer and Servicing Agreement to be duly executed by their respective officers as of the date first above written.

COMPUCREDIT FUNDING CORP. III,
as Transferor

By:	/s/ Rebecca Howell
Name: Rebecca Howell
Title: Assistant Secretary

COMPUCREDIT CORPORATION,
as Servicer

By:	/s/ William R. McCamey
Name: William R. McCamey
Title: Treasurer

COMPUCREDIT CREDIT CARD MASTER NOTE BUSINESS TRUST III,
as Issuer

By:	WILMINGTON TRUST FSB,
not in its individual capacity but solely as Owner Trustee on behalf of the Issuer

By:	/s/ Mindy Riddle
Name: Mindy Riddle
Title: Senior Financial Services Officer

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as Indenture Trustee

By:	/s/ Tamara Schultz-Fugh
Name: Tamara Schultz-Fugh
Title: Vice President